Exhibit 2.6
EXECUTION COPY
TARJETA NARANJA S.A.
as Issuer,
THE BANK OF NEW YORK MELLON
as Trustee, Co-Registrar, Paying Agent and Transfer Agent
and
BANCO DE VALORES S.A.
as Argentine Registrar, Paying Agent, Transfer Agent and
Representative of the Trustee in Argentina
and
THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.
as Luxembourg Paying Agent and Transfer Agent
INDENTURE

Dated as of January 28, 2011
9.0% SENIOR NOTES DUE 2017

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(continued)

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EXHIBIT A	Form of Note

EXHIBIT B	Form of Certificate for Transfer to QIB

EXHIBIT C	Form of Certificate for Transfer Pursuant to Regulation S

EXHIBIT D	Form of Certificate for Transfer Pursuant to Rule 144

EXHIBIT E	Form of Supplemental Indenture for Subsidiary Guarantee

EXHIBIT F	Form of Subsidiary Guarantee

INDENTURE, dated as of January 28, 2011, between Tarjeta Naranja S.A., a sociedad anónima organized and existing under the laws of Argentina with legal domicile at Sucre 151, Córdoba, Argentina, incorporated on September 1, 1995 for a 99-year period and registered with the Public Registry of Commerce of The City of Córdoba under No. 1363, Page 5857, Book 24, Year 1995, or December 12, 1995 (the “Company”), The Bank of New York Mellon, as trustee (the “Trustee”), co-registrar (in such capacity, the “Co-Registrar”), paying agent (in such capacity, the “Principal Paying Agent,” and together with any other paying agents appointed by the Company in their respective capacities as such, the “Paying Agents”), and transfer agent (in such capacity, the “Principal Transfer Agent,” and together with any other transfer agents appointed by the Company in their respective capacities as such, the “Transfer Agents”), (iii) Banco de Valores S.A., a sociedad anónima duly incorporated and existing under the laws of Argentina, as the Trustee’s representative in Argentina (in such capacity, the “Trustee’s Representative in Argentina”), and co-registrar (in such capacity, the “Argentine Registrar”) and Transfer Agent (in such capacity, the “Argentine Transfer Agent”) and paying agent (in such capacity, the “Argentine Paying Agent”), and (iv) The Bank of New York Mellon (Luxembourg) S.A., a corporation (société anonyme) organized under the laws of Luxembourg, as Luxembourg paying agent (in such capacity, the “Luxembourg Paying Agent”) and Luxembourg transfer agent (in such capacity, the “Luxembourg Transfer Agent”).
W I T N E S S E T H :
WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication and delivery and administration of its Initial Notes and Additional Notes (each as defined herein), pursuant to the Company’s Global Short-Term, Medium-Term and Long-Term Notes Program for a maximum outstanding amount of US$350,000,000 (as amended, the “Program”);
WHEREAS, the Company, pursuant to resolutions of its shareholders’ dated July 14, 2005, authorized the creation of the Program for an initial maximum outstanding amount of US$50,000,000;
WHEREAS, the Company, pursuant to a meeting of the Board of Directors held on September 7, 2005, approved the terms and conditions of the Program;
WHEREAS, the Company, pursuant to resolutions of its shareholders’ dated March 3, 2006 and October 31, 2007, increased the maximum outstanding amount under the Program to US$150,000,000 and to US$350,000,000, respectively;
WHEREAS, the Company, pursuant to resolutions of its Board of Directors dated December 7, 2010, has fully authorized the issuance in the amount of up to US$200,000,000 of the Initial Notes, substantially in the form hereinafter set forth in such aggregate principal amount;
WHEREAS, the Program has been authorized by the Argentine Comisión Nacional de Valores (“CNV”) by its Resolution No. 15,220 dated October 26, 2005;
WHEREAS, the Notes will qualify as “obligaciones negociables” under Argentine Law No. 23,576, as amended (the “Negotiable Obligations Law”), and Joint Resolutions No. 470-1738/2004, No. 500-222/2007 and No. 521-2352/2007 (the “Joint Resolutions”) issued by the CNV and the Argentine Administración Federal de Ingresos Públicos (the “AFIP”);

WHEREAS, the main corporate purpose of the Company is to create, develop, direct, manage, market and operate credit card and/or related systems;
WHEREAS, the capital stock and the shareholders’ equity of the Company, as of September 30, 2010, was Ps. 24,000,000 and Ps. 817,928,884, respectively, in accordance with Argentine GAAP (as defined below);
WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of Securities issued on and after the date hereof;
WHEREAS, the Trustee has agreed to act as Trustee under this Indenture on the following terms and conditions; and
WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done.
Each party agrees as follows for the benefit of the other parties and of the Holders of the Initial Notes and any Additional Notes (in each case as defined herein):
ARTICLE I
GENERAL
Section 1.1 Definitions.
“Acceptable Commitment” has the meaning set forth under Section 3.11.
“Accounts Receivable” means receivables of the Company or any Subsidiary thereof generated in the ordinary course of its business.
“Additional Amounts” has the meaning set forth under Section 3.19.
“Additional Assets” means:
(1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;
(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;
provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.
“Additional Note Board Resolutions” means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers’ Certificate providing for the issuance of Additional Notes.
“Additional Note Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Company and the Trustee pursuant to Article IX providing for the issuance of Additional Notes.
“Additional Notes” means any additional Notes as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture issued therefor in accordance with this Indenture.
“Affiliates” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the provisions described under Section 3.14 only, “Control” of any Person shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis including all rights or warrants to purchase such Voting Stock (whether or not currently exercisable)) of such Person and any Person known to such Person who would be an Affiliate of any such beneficial owner pursuant to this sentence or the first sentence hereof.
“AFIP” means the Argentine Administración Federal de Ingresos Públicos.
“Agent” means any of the Paying Agents, the Registrar, the Transfer Agents, the Trustee’s Representative in Argentina, the Authenticating Agent or any other agent employed to act hereunder.
“Agent Members” has the meaning assigned to it in Section 2.7(b).
“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of: (a) 1.0% of the then outstanding principal amount of the Note; and (b) the excess of the present value at such redemption date of (i) the redemption price of the Note at January 28, 2014 (such redemption price being set forth in the table appearing under paragraph 5(b) of the Form of Reverse Side of Note contained in Exhibit A) plus (ii) all required interest payments due on the Notes, through January 28, 2014 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over the then outstanding principal amount of the Note.

“Argentina” means The Republic of Argentina.
“Argentine GAAP” means generally accepted accounting principles in Argentina as in effect from time to time.
“Argentine Paying Agent” means any person authorized by the Company to act as paying agent in Argentina in accordance with the terms hereof and shall initially be Banco de Valores S.A. acting solely to the extent that a Certificated Note is provided to Banco de Valores S.A. for payment in Argentina by an Argentine Holder.
“Argentine Registrar” means any person authorized by the Company to act as registrar in Argentina in accordance with the terms hereof and shall initially be Banco de Valores S.A.
“Argentine Transfer Agent” means any person authorized by the Company to act as transfer agent in Argentina in accordance with the terms hereof and shall initially be Banco de Valores S.A.
“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:
(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary); or
(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary;
(3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;
provided, however, that Asset Disposition will not include:
(a) a disposition by a Restricted Subsidiary to the Company or another Restricted Subsidiary or by the Company to a Restricted Subsidiary, including to a Person that is or will become a Restricted Subsidiary immediately after the disposition;
(b) for purposes of the provisions described under Section 3.11 only, a Restricted Payment or any Permitted Investment;
(c) a disposition of assets with a Fair Market Value of less than US$5.0 million;
(d) an expenditure of cash or liquidation of Cash Equivalents or goods held for sale and assets sold in the ordinary course of business;
(e) (i) a disposition of obsolete equipment or other obsolete assets or other property which is uneconomical and no longer useful for the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practice; or (ii) a disposition of assets that are exchanged for or are otherwise replaced by Additional Assets within a reasonable period of time;

(f) the disposition of all or substantially all of the assets of the Company in a manner permitted under the covenant described under Section 4.1;
(g) the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(h) the disposition of assets in a Sale-Leaseback Transaction, if permitted by the covenant described under Section 3.10;
(i) the Incurrence of any Lien permitted by the covenant described under Section 3.13;
(j) the discounting or factoring of receivables in the ordinary course of business;
(k) rights granted to others pursuant to leases or licenses;
(l) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;
(m) the unwinding of any Hedging Obligations; or
(n) the disposition of Accounts Receivable, or participations therein, and any related assets, in connection with any Permitted Receivables Financing.
“Asset Sale Offer” has the meaning assigned to it in Section 3.10.
“Asset Sale Offer Amount” has the meaning assigned to it in Section 3.10.
“Asset Sale Offer Notice” has the meaning assigned to it in Section 3.10.
“Asset Sale Offer Payment Date” means the purchase date which must be no earlier than 30 days nor later than 60 days from the date the Asset Sale Offer Notice is mailed (other than as may be required by law).
“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).
“Authenticating Agent” has the meaning assigned to it in Section 2.2(e).
“Authorized Agent” has the meaning assigned to it in Section 10.6(d).
“Authorized Officer” means any officer, Director or attorney-in-fact of the Company as may be duly authorized to take actions under this Indenture and notified to the Trustee in writing by the Company.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:
(1) the sum of the products of the numbers of years (rounding to the nearest one-twelfth of one year) from the date of determination to the dates of each remaining scheduled principal payment (including the payment at final maturity) of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment, by
(2) the sum of all such payments
“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. federal or state law or non-U.S. law for the relief of debtors.
“Bankruptcy Law Event of Default” means:
(1) the Company or any Restricted Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:
(a) commences a voluntary case or proceeding;
(b) consents to the making of a Bankruptcy Order in an involuntary case or proceeding or consents to the commencement of any case against it (or them);
(c) consents to the appointment of a custodian, receiver, liquidator, assignee, trustee or similar official of it (or them) or for all or any substantial part of its property;
(d) makes a general assignment for the benefit of its (or their) creditors;
(e) files an answer or consent seeking reorganization or relief;
(f) admits in writing its inability to pay its (or their) debts generally when due; or
(g) consents to the filing of a petition in bankruptcy;
(2) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Restricted Subsidiary or of all or any substantial part of the property of the Company or any Restricted Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or
(3) a custodian, receiver, liquidator, assignee, trustee or similar official is appointed out of court with respect to the Company, or any Restricted Subsidiary or with respect to all or any substantial part of the assets or properties of the Company or any Restricted Subsidiary.

“Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, suspension of payments, reorganization or similar proceedings, or appointing a custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.
“BASE” means the Buenos Aires Stock Exchange.
“Board of Directors” means, with respect to any Person, the board of directors of such Person or any committee thereof duly authorized to act on behalf of the board of directors of such Person, or similar governing body of such Person, including any managing partner or similar entity of such Person.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means a day other than a Saturday, Sunday or any day on which banking institutions are authorized or required by law to close in New York City, United States or the City of Buenos Aires, Argentina.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and partnership interests, but excluding any debt securities convertible into such equity.
“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Cash Equivalents” means:
(a) any official currencies received or acquired in the ordinary course of business including, without limitation, Pesos, Euro, Dollars or any other currency of countries in which the Company or its Subsidiaries has operations;
(b) US Government Obligations or certificates representing an ownership interest in US Government Obligations, or securities issued directly and fully guaranteed or insured by any member of the European Union, or any agency or instrumentality thereof (provided that the full faith and credit of such member is pledged in support of those securities) or other sovereign debt obligations (other than those of Argentina) rated “A” or higher or such similar equivalent or higher rating by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act, in each case with maturities not exceeding one year from the date of acquisition;

(c) Argentine government obligations (including those of the Central Bank) or quasi-currency bonds and other obligations issued or directly and fully guaranteed or insured by the Republic of Argentina or by any agent or instrumentality thereof or any such obligations or bonds issued by or guaranteed or insured by any province in Argentina or by an agent or instrumentality thereof; provided that the full faith and credit of the Republic of Argentina is pledged in support thereof.
(d) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptance with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with, in each case with (x) Banco de Galicia y Buenos Aires S.A. and its affiliates, or (y) any bank or trust company organized or licensed under the laws of Argentina or any state thereof that at the time of acquisition thereof has a local market credit rating of at least “BBB” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s;
(e) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof or under the laws of any member state of the European Union, or under the laws of any country in which the Company has operations in each case whose head office’s senior short term debt is rated “BBB+” or higher or such similar equivalent or higher rating by at least one Rating Agency or whose local national scale rating for senior short term debt is BBB+ or higher or such similar equivalent or higher rating; and provided, further, that in the event that no bank or trust company in such country has a local rating of BBB+ or higher or such similar equivalent or higher rating, then this clause shall apply to the three highest rated banks in the relevant country.
(f) repurchase obligations with a term of not more than 30 days for underlying securities of the type described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (e) above;
(g) commercial paper rated “BBB” or higher or such similar equivalent or higher rating by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act and maturing within six months after the date of acquisition;
(h) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (a) through (h) above; and
(i) substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which the Company or its Subsidiaries conducts business.
“Central Bank” means the Banco Central de la República Argentina, the Argentine Central Bank.

“Certificated Note” means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.8 and Exhibit A.
“Change of Control” means the occurrence of any of the following: (i) Banco de Galicia y Buenos Aires S.A. ceases to own, directly or indirectly, securities representing (x) more than 50% of the Voting Stock of the Issuer, or (y) more than 50% of the economic value of the outstanding Capital Stock of the Issuer; or (ii) the first day on which (x) Banco de Galicia y Buenos Aires S.A. will not have the power to elect, or will not have elected, the managing partner or similar entity directing the management or operation of the Company or a majority of the board of directors of the Company, as applicable, or (y) a majority of the members of the board of directors of the Company are not Continuing Directors (as defined below).
“Change of Control Notice” means notice of a Change of Control Offer made pursuant to Section 3.7, which shall be (i) mailed first-class, postage prepaid, to each record Holder as shown on the Register within 45 days following the date upon which a Change of Control occurred, with a copy to the Trustee, and (ii) as long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of the Euro MTF Market so require, published in a newspaper having a general circulation in Luxembourg, which notice shall govern the terms of the Change of Control Offer and shall state:
(1) that a Change of Control has occurred, the circumstances or events causing such Change of Control and that a Change of Control Offer is being made pursuant to Section 3.7, and that all Notes that are timely tendered shall be accepted for payment;
(2) the Change of Control Payment, and the Change of Control Payment Date;
(3) that any Notes or portions thereof not tendered or accepted for payment shall continue to accrue interest;
(4) that, unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;
(5) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer shall be required to tender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder’s election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

(7) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be U.S.$2,000 or an integral multiple of U.S.$1,000 in excess thereof;
(8) that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part shall be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion shall be equal in principal amount to U.S.$2,000 or an integral multiple of U.S.$1,000 in excess thereof;
(9) that the Trustee shall return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on the schedule of increases and decreases thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note;
(10) that, in the event that Holders of not less than 95% of the aggregate principal amount of the Outstanding Notes accept a Change of Control Offer and the Company or a third party purchases all of the Notes held by such Holders, the Company shall have the right, upon prior notice, to redeem all of the Notes that remain outstanding in accordance with Section 3.7(d); and
(11) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.7.
“Change of Control Offer” has the meaning assigned to it in Section 3.7(a).
“Change of Control Payment” has the meaning assigned to it in Section 3.7(a).
“Change of Control Payment Date” means a Business Day no earlier than 30 days nor later than 60 days subsequent to the date on which the Change of Control Notice is mailed (other than as may be required by applicable law).
“CNV” means the Argentine Comisión Nacional de Valores.
“Company” means the party named as such in the recitals to this Indenture and its successors and assigns, including any Surviving Entity.
“Company Order” has the meaning assigned to it in Section 2.2(c).

“Consolidated Net Income” means, for any period, consolidated net income (loss) for such period of the Company and its consolidated Restricted Subsidiaries determined in accordance with Argentine GAAP, if any; provided, however, that there shall not be included in such Consolidated Net Income:
(1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:
(a) subject to the limitations contained in clauses (3), (4), (5) and (6) below, the Company’s equity in the net income of a Person in which it has an ownership interest lower than that required for such Person to be consolidated for such period shall be included to reflect the Company’s equity in such net income; but only to the extent that such Person actually distributes net income to the Company; and
(b) the Company’s equity in the net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Subsidiary;
(2) any net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;
(3) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any Sale and Lease-Back Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition by the Company or any Restricted Subsidiary of any Capital Stock of any Person;
(4) any extraordinary or otherwise nonrecurring gain or loss;
(5) any gain or loss related to currency fluctuation;
(6) the cumulative effect of a change in accounting principles; and
(7) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:
(a) subject to the limitations contained in clauses (3), (4), (5) and (6) above, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that such Restricted Subsidiary actually distributes to the Company; and
(b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary.
“Co-Registrar” means the party named as such in the recitals to this Indenture, acting as co-registrar for the Notes.
“Corporate Trust Office” means, with respect to the Trustee, the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is located on the date hereof at The Bank of New York Mellon, 101 Barclay Street, Floor 4E, New York, New York 10286, Attention: Global Finance Unit.

“Covenant Defeasance” has the meaning assigned to it in Section 8.1(c).
“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
“Defaulted Interest” has the meaning assigned to it in paragraph 1 of the Form of Reverse Side of Note contained in Exhibit A.
“Director” mans any duly elected member of the Board of Directors of the Company as certified in an Officers’ Certificate of the Company and delivered to the Trustee.
“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:
(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
(2) is convertible or exchangeable for Indebtedness or Disqualified Stock; or
(3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the covenant described under Section 3.11.
“Distribution Compliance Period” means, with respect to any Regulation S Global Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes.
“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.
“Event of Default” has the meaning assigned to it in Section 6.1.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fair Market Value” of any property, asset, share of Capital Stock, other security, Investment or other item means, on any date, the fair market value of such property, asset, share of Capital Stock, other security, Investment or other item on that date as determined in good faith by the Board of Directors of the Company or any Restricted Subsidiary, as applicable, and evidenced by a resolution thereof set forth in an Officers’ Certificate delivered to the Trustee.
“Global Note” means any Note issued in fully-registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.8 and Exhibit A.
“Governmental Authority” means any government, court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any country, state, county, city or other political subdivision, having jurisdiction over the matter or matters in question.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of any Person:
(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a correlative meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.
“Hedging Agreement” means hedging agreements in connection with interest rates, interest rate swaps, cap and collar agreements, interest rate futures and options, currency swap agreements, currency futures and options, and similar agreements that enable the Issuer to hedge financial and operating risks.
“Hedging Obligations” of any Person means the obligations of such Person under any Hedging Agreement.
“Holder” means the Person in whose name a Note is registered on the Registrar’s books.
“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person is merged or consolidated with the Company or becomes a Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time of such merger or consolidation or at the time it becomes a Subsidiary of the Company. The term “Incurrence” when used as a noun shall have a correlative meaning. Neither the accretion of principal of a non-interest bearing or other discount security nor the capitalization of interest on Indebtedness shall be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(1) the principal amount (or, if less, the accreted value) in respect of indebtedness of such Person for borrowed money;
(2) the principal (or, if less, the accreted value) if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3) all reimbursement obligations of such Person in respect of the face amount of letters of credit or other similar instruments;
(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade and other ordinary course payables and contingent obligations to pay earn-outs), which purchase price is due more than twelve months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;
(5) all Capitalized Lease Obligations and all Attributable Debt of such Person;
(6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect of any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);
(7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:
(a) the Fair Market Value of such asset at such date of determination; and
(b) the amount of such Indebtedness of such other Persons;
(8) to the extent not otherwise included in this definition, all Hedging Obligations of such Person, to the extent such Hedging Obligations appear as a liability on the balance sheet of such Person; and
(9) all obligations of the type referred to in clauses (1) through (8) above of other Persons for which such Person is responsible or liable, directly or indirectly, as Guarantor or otherwise, by means of any Guarantee.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to any contingent obligations, the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of such contingent obligations at such date.
“Indebtedness to Net Worth Ratio” means, as of any date of determination, (i) Indebtedness of the Company and its Restricted Subsidiaries (excluding any Unrestricted Subsidiaries) divided by (ii) Shareholders’ Equity of the Company and its Restricted Subsidiaries (excluding any Unrestricted Subsidiaries) (based on its most recent audited annual consolidated financial statements or its limited review quarterly consolidated financial statements, as applicable).

“Indenture” means this Indenture, as amended or supplemented from time to time, including the Exhibits hereto, and any supplemental indenture hereto.
“Initial Lien” has the meaning assigned to it in Section 3.13.
“Initial Notes” means any of the Company’s 9.0% Senior Notes due 2017 issued on the Issue Date, and any replacement Notes in respect thereof issued thereafter in accordance with this Indenture.
“Interest Payment Date” means the stated due date of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit A.
“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others; other than deposits made in the ordinary course of business), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person; provided that any advances, loans or other extensions of credit to customers or suppliers or merchants or any other Person in the ordinary course of business that are recorded as receivables from services or other receivables on the balance sheet of the applicable lender shall not constitute an Investment. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under Section 3.9.
(1) Investment shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that, upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
(a) the Company’s Investment in such Subsidiary at the time of such redesignation, minus
(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.
“Issue Date” means the date of this Indenture (being the original issue date of Notes hereunder).

“Joint Resolutions” means joint resolutions no. 470-1738/2004, No. 500-222/2007 and No. 521-2352/2007 issued by the CNV and the AFIP.
“Legal Defeasance” has the meaning assigned to it in Section 8.1(b).
“Legal Holiday” has the meaning assigned to it in Section 10.5.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“Luxembourg” means the Grand Duchy of Luxembourg.
“Luxembourg Paying Agent” means any Person authorized by the Company to repay the principal of, or interest on, any Notes in Luxembourg in accordance with the terms hereof and shall initially be The Bank of New York Mellon (Luxembourg) S.A. with an office located at Vertigo Building Polaris 2-4 rue Eugene Rupert L-2453 Luxembourg.
“Luxembourg Transfer Agent” means any person authorized by the Company to act as Transfer Agent in Luxembourg in accordance with the terms hereof and shall initially be The Bank of New York Mellon (Luxembourg) S.A. with an office located at Vertigo Building Polaris 2-4 rue Eugene Rupert L-2453 Luxembourg.
“Maturity Date” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right or otherwise.
“MAE” means Mercado Abierto Electrónico.
“Minimum Legally Required Dividend” means, for any Person and any period, an amount equal to the minimum dividend required to be distributed under applicable Argentine law by such Person to holders of its Capital Stock.
“Negotiable Obligations Law” means Law 23,576 as amended and supplemented.
“Net Available Cash” from an Asset Disposition means cash payments or Cash Equivalents received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case minus:
(1) all legal, accounting, investment banking, broker, consultant and advisory fees and expenses, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability in accordance with Argentine GAAP, as a consequence of such Asset Disposition;

(2) all payments, including any prepayment premiums or penalties, made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;
(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;
(4) appropriate amounts to be provided by the seller as a reserve, in accordance with Argentine GAAP or as contractually provided for, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition;
(5) taxes paid or payable in respect of Asset Dispositions; and
(6) repayment of Indebtedness secured by a Lien permitted under this Indenture required to be repaid in connection with the Asset Disposition.
“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock or sale or other disposition of any Investment, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
“Non-Recourse Debt” means Indebtedness of a Person:
(1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);
(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(3) the explicit terms of which provide there is no recourse against any of the assets of the Company or any Restricted Subsidiary.
“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.
“Note Custodian” means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

“Notes” means, collectively, the Initial Notes and any Additional Notes issued under this Indenture.
“Obligations” means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), premium, Additional Amounts, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the Notes and any Subsidiary Guarantees, this Indenture.
“OECD” means the Organisation for Economic Co-operation and Development.
“Officer” means, when used in connection with any action to be taken by the Company or Subsidiary, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Director of Corporate Finance, the Chief Legal Officer, the Treasurer or any Assistant Treasurer and the Secretary or any Assistant Secretary (or, in each case, the officers of the Company or Subsidiary with equivalent positions).
“Officers’ Certificate” means, when used in connection with any action to be taken by the Company or Subsidiary, a certificate signed by two Officers of the Company or such Subsidiary, and delivered to the Trustee.
“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company (except as otherwise provided in this Indenture), obtained at the expense of the Company, a Surviving Entity or a Restricted Subsidiary, and delivered to the Trustee.
“Original Offering of Notes” means the original private offering of the Initial Notes outside of Argentina and the public offering of the Notes in Argentina, which were issued on the Issue Date.
“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
(1) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
(2) Notes, or portions thereof, for the payment, redemption or, in the case of an Asset Sale Offer or Change of Control Offer, purchase of, which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company or an Affiliate of the Company (if the Company or such Affiliate of the Company is acting as Paying Agent) for the Holders of such Notes; provided that, if Notes (or portions thereof) are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(3) Notes which have been surrendered pursuant to Section 2.10 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company; and
(4) solely to the extent provided in Article VIII, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in Article VIII;
provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor under the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.
“Paying Agent” means the Luxembourg Paying Agent, the Principal Paying Agent, the Argentine Paying Agent and any other paying agent appointed by the Company to act in such capacity in accordance with the terms hereof, including the Trustee and their successors.
“Permitted Indebtedness” has the meaning set forth under Section 3.8(b).
“Permitted Investment” means:
(1) an Investment by the Company or any Restricted Subsidiary in the Company or any Restricted Subsidiary or a Person that will upon the making of such Investment become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;
(2) an Investment by the Company or any Restricted Subsidiary in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;
(3) Investments in Cash Equivalents;
(4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
(5) any Investment acquired from a Person which is merged with or into the Company or any Restricted Subsidiary, or any Investment of any Person existing at the time such Person becomes a Restricted Subsidiary and, in either such case, is not created as a result of or in connection with or in anticipation of any such transaction;

(6) any Investment in stocks, obligations or securities received in compromise, settlement or satisfaction of (or foreclosure with respect to) (A) debts created in the ordinary course of business (including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer) and owing to the Company or any Restricted Subsidiary or (B) judgments, litigation, arbitration or other disputes with Persons who are not Affiliates;
(7) any Investment existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Closing Date (so long as such extension, modification or renewal is not materially less favorable to the Company or the relevant Restricted Subsidiary); provided, that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Closing Date;
(8) Hedging Obligations to the extent permitted under clause (2)(e) of the covenant described under Section 3.8;
(9) Guarantees of Indebtedness permitted under the covenant described under Section 3.8;
(10) Investments to the extent made with Capital Stock of the Company (other than Disqualified Stock);
(11) any additional Investment having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (11) that are outstanding at the time of such additional Investment, not to exceed US$50.0 million at the time of such additional Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(12) repurchases of Notes;
(13) any Investment made as a result of the receipt of non-cash proceeds from an Asset Disposition that was made pursuant to and in compliance with the covenant described under Section 3.11;
(14) loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary;
(15) security deposits, advance payments and trade credits extended by the Company or any of its Restricted Subsidiaries in the ordinary course of business, on usual and customary terms;
(16) endorsements for collection or deposit in the ordinary course of business;
(17) securities, instruments or other obligations received in the ordinary course of business (and related Hedging Agreements) in connection with voluntary or mandatory exchange offers set up by the federal, provincial or municipal government of Argentina;

(18) Investments arising as a result of any Permitted Receivables Financing; and
(19) Investments in joint ventures engaged in Related Businesses in Peru and/or the Dominican Republic; provided that the aggregate amount of such Investments outstanding at any time shall not exceed US$20.0 million.
“Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Vehicle purchases or otherwise acquires Accounts Receivable of the Company or any Restricted Subsidiaries and enters into a third party financing thereof.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Pesos” / “Ps.” means Argentine Pesos.
“Post-Petition Interest” means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.
“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“Pricing Supplement and Offering Memorandum” means the Company’s pricing supplement and offering memorandum dated January 25, 2011 used in connection with the Original Offering of Notes.
“Principal Paying Agent” means the party named as such in the recitals to this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.
“Principal Payment Date” has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.
“Principal Transfer Agent” means the party named as such in the recitals to this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.
“Private Placement Legend” has the meaning assigned to it in Section 2.8(b).
“Program” has the meaning assigned to it in the recitals to this Indenture.

“Purchase Money Obligations” means Indebtedness:
(1) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed; and
(2) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements;
provided, however, that such Indebtedness is Incurred within 180 days before or after the acquisition by the Company or such Restricted Subsidiary of such asset.
“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).
“Rating Agency” means Fitch, Moody’s, S&P or other nationally recognized statistical rating organizations as contemplated in Rule 436 under the Securities Act.
“Record Date” has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.
“Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes.
“Refinance” means, in respect of any Indebtedness, to refinance, extend (including pursuant to any defeasance or discharge mechanism), renew, refund, repay, replace, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
“Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture (including Indebtedness that Refinances Refinancing Indebtedness); provided, however, that:
(1) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;
(2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus accrued interest on such Indebtedness and the amount of all reasonable fees and expenses, including premiums, incurred in connection therewith); and
(3) if the Indebtedness being Refinanced is Subordinated Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Notes or any relevant Subsidiary Guarantee, if applicable, at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
“Register” has the meaning assigned to it in Section 2.3(a).
“Registrar” means the Co-Registrar, the Argentine Registrar and any other registrar appointed by the Company to act in such capacity in accordance with the terms hereof and their successors.
“Regulation S” means Regulation S under the Securities Act or any successor regulation.
“Regulation S Global Note” has the meaning assigned to it in Section 2.1(f).
“Related Business” means any business conducted by the Company and the Restricted Subsidiaries as of the Closing Date and any business of any other Person that is related, ancillary or complementary thereto.
“Relevant Date” has the meaning assigned to it in Section 3.19.
“Resale Restriction Termination Date” means, for any Restricted Note (or beneficial interest therein), one year (or such other period specified in Rule 144) from the Issue Date or, if any Additional Notes that are Restricted Notes have been issued before the Resale Restriction Termination Date for any Restricted Notes, from the latest such original issue date of such Additional Notes.
“Responsible Officer” means, (x) when used with respect to the Trustee, any officer assigned to the Corporate Trust Office of the Trustee to administer corporate trust matters, and (y) when used with respect to the Company, means any executive officer of the Company or any member of the Board of Directors of the Company (other than independent Directors).
“Restricted Note” means any Initial Note (or beneficial interest therein) or any Additional Note (or beneficial interest therein), until such time as:
(1) the Resale Restriction Termination Date therefor has passed;
(2) such Note is a Regulation S Global Note and the Distribution Compliance Period therefor has terminated; or
(3) the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.9(d) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.
“Restricted Payment” has the meaning assigned to it in Section 3.9.
“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).
“Rule 144A” means Rule 144A under the Securities Act (or any successor rule).
“Rule 144A Global Note” has the meaning assigned to it in Section 2.1(e).
“Sale and Leaseback Transaction” means any arrangement with any Person (other than the Company or a Restricted Subsidiary), or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary for a period of more than three years of any property or assets which property or assets have been or are to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person (other than the Company or a Restricted Subsidiary) to which funds have been or are to be advanced by such Person on the security of the leased property or assets.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Commitment” has the meaning given to it under Section 3.11.
“Securities” has the meaning assigned to it in the recitals to this Indenture.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Securitization Vehicle” means a financial trust or other entity,
(1) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,
(2) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which
(a) is Guaranteed by the Company or any Restricted Subsidiary of the Company,
(b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way, or
(c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than the Accounts Receivables being transferred to the Securitization Vehicle),
(3) with respect to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

“Senior Indebtedness” means all unsubordinated Indebtedness of the Company or of any Restricted Subsidiary, whether outstanding on the Closing Date or Incurred thereafter.
“Shareholders’ Equity” means, at any time, the consolidated shareholders’ equity of the Company and the Restricted Subsidiaries (excluding any Unrestricted Subsidiaries) determined in accordance with Argentine GAAP.
“Special Record Date” has the meaning assigned to it in Section 2.13(a).
“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including, with respect to any principal amount which is then due and payable pursuant to any mandatory redemption provision, the date specified for the payment thereof (but excluding any provision providing for the repurchase of any such Indebtedness upon the happening of any contingency unless such contingency has occurred).
“Subordinated Obligation” means any Indebtedness that is subordinate or junior in right of payment to the Notes or the relevant Subsidiary Guarantee, as the case may be, pursuant to a written agreement.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity:
(1) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held; or
(2) that is, as of such date, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary Guarantee” means the unconditional guarantee, on a joint and several basis, of the full and prompt payment of all Obligations of the Company under this Indenture and the Notes provided by a Restricted Subsidiary in accordance with the terms of this Indenture in the forms of Exhibit E and Exhibit F.
“Subsidiary Guarantor” means each Restricted Subsidiary, which shall in the future provide a Subsidiary Guarantee pursuant to this Indenture until such time as its Subsidiary Guarantee is released in accordance with the relevant supplemental indenture.
“Successor Company” has the meaning set forth under Section 4.1.
“Supervisory Committee” means the comisión fiscalizadora of the Company.
“Total Assets” means the aggregate amount of the assets of the Company and its Restricted Subsidiaries as set forth in the “total assets” line item of the Company’s or such Restricted Subsidiaries’ consolidated balance sheet or, in its absence, any other line item which indicates the amount of such assets, determined in accordance with Argentine GAAP.

“Total Liabilities” means the liabilities of the Company and its Restricted Subsidiaries (excluding any Unrestricted Subsidiaries).
“Total Liabilities to Net Worth Ratio” means, as of any date of determination (i) Total Liabilities divided by (ii) the Shareholders’ Equity (based on the most recent audited annual financial statements or limited review quarterly financial statements, as applicable).
“Transfer Agent” means the Luxembourg Transfer Agent, the Principal Transfer Agent, the Argentine Transfer Agent and any other transfer agent appointed by the Company to act in such capacity in accordance with the terms hereof, including the Trustee and their successors.
“Transparency Directive” has the meaning assigned to it in Section 3.18.
“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department (or any successor group of the Trustee) of the Trustee, having direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.
“Trustee” means the party named as such in the recitals to this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.
“Trustee’s Representative in Argentina” means the party named as such in the recitals to this Indenture and in accordance with Section 7.11 hereof.
“Unrestricted Subsidiary” means:
(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and
(2) any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors of the Company may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary pursuant to clause (1) above unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:
(a) the Subsidiary to be so designated has consolidated assets of US$1,000 or less; or
(b) if such Subsidiary has consolidated assets greater than US$1,000, then such Investment and designation would be permitted under Section 3.9.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:
(i) if such Restricted Subsidiary has any debt outstanding, such designation shall be deemed an Incurrence of Indebtedness by such Restricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 3.8; and
(ii) no Event of Default shall have occurred and be continuing.
Any such designation of a Subsidiary as a Restricted Subsidiary, and any such designation of a Subsidiary as an Unrestricted Subsidiary pursuant to clause (1) above, by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and that are not callable or redeemable at the issuer’s option.
“U.S. Dollars” or “U.S.$” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
“Value” means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of: (1) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (2) the Fair Market Value of such property at the time of entering into such Sale and Lease-Back Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.
“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors of such Person.
Section 1.2 Rules of Construction. Unless the context otherwise requires:
(1) a term has the meaning assigned to it;
(2) all ratios, definitions and calculations contemplated in this Indenture with reference to (or derivative of) the financial statements of the Company shall be interpreted and calculated in accordance with the accounting standards applicable to the Company as of the date hereof; in the event that such accounting standards change or are otherwise modified following the date hereof for any reason, such ratios, definitions and calculations shall continue to be made in the manner originally contemplated (without giving effect to any such changes or modifications);

(3) “or” is not exclusive;
(4) “including” means including without limitation;
(5) words in the singular include the plural and words in the plural include the singular;
(6) references to the payment of principal of the Notes shall include applicable premium, if any;
(7) references to payments on the Notes shall include Additional Amounts payable on the Notes, if any;
(8) all references to Sections or Articles refer to Sections or Articles of this Indenture;
(9) references to any law are to be construed as including all statutory and regulatory provisions or rules consolidating, amending, replacing, supplementing or implementing such law; and
(10) the term “obligor,” when used with respect to the Notes, means the Company and any other obligor as of the date of this Indenture.
Section 1.3 Agents.
(a) The Company hereby appoints each of the Registrar, the Transfer Agent and the Paying Agent (collectively, the “Agents” and, individually, an “Agent”) as its agent in relation to the Notes for the purposes specified in this Indenture and in the terms of the Notes applicable thereto and all matters incidental thereto. Each of the Agents shall have the rights, powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority to act on behalf of the Company as the Company and such Agent may hereafter agree in writing. By execution of this Indenture, each of the Agents accepts its appointment as agent of the Company in relation to the Notes and shall comply with the provisions of this Indenture and the Notes applicable thereto.
(b) The Company may vary or terminate the appointment of any Agent at any time and from time to time upon giving at least 30 days’ written notice to such Agent and to the Trustee. Each Agent may at any time resign by giving no less than 30 days’ written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective. In the event that the Company fails to appoint a new Agent to succeed the resigning Agent within 30 days after receiving notice of such resignation, the resigning Agent shall have the power to appoint a successor Agent.
(c) No Agent makes any representation as to the validity or sufficiency of this Indenture, any offering materials or the Notes. No Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.

(d) Each of the Agents shall be protected and shall incur no liability for or in respect of any action taken or damage suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement, or other document to the extent that such communication conforms to the provisions set forth herein, and is believed by it, in good faith, to be genuine and to have been passed or signed by the proper parties.
(e) Each of the Agents may become the owners of, or acquire any interest in, any Notes, with the same rights that they would have if it were not acting in such capacity, and may engage or be interested in any financial or other transaction with the Company.
(f) The Company agrees to indemnify and defend each of the Agents and each of their respective officers, directors, employees and agents for, and to hold each of them harmless against any damage, loss, liability, cost, claim, action, demand or expense (including reasonable fees and expenses of legal counsel) arising out of or in connection with each of their respective appointments, or the exercise of each of their respective powers and rights and the performance of each of their respective duties hereunder, or the performance of any other duties pursuant to the terms and conditions hereof, except such as may result from each of their negligence, bad faith or willful misconduct or that of each of their respective officers or employees. Notwithstanding anything contained in this Indenture to the contrary, the indemnity set forth in this paragraph shall survive the payment of the Notes, the resignation or removal of any Agent and/or the termination of this Indenture.
(g) Except as otherwise provided herein, none of the Agents shall be liable for any action taken or omitted by it in good faith, in the absence of negligence or willful misconduct.
(h) Each Agent may execute any of its powers or perform any of its duties hereunder either directly or by or through agents or attorneys not regularly in its employ, and such Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder. The Company covenants and agrees to pay to each Agent all such compensation agreed to in writing by the Company and each Agent and to reimburse each of the Agents for the reasonable and documented out of pocket expenses (including the reasonable fees and expenses of its counsel) incurred by it in connection with the services rendered by it hereunder, including, without limitation, any payments made in connection with taxes or other charges relating to such services. The Company shall reimburse the relevant Agent for such expenses within 30 days from receiving a written request therefor together with the appropriate documentation for such expenses.
(i) None of the provisions contained in this Indenture shall require any of the Agents to expend, advance or risk its own funds or otherwise incur any personal financial liability in the performance of any of their duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(j)The duties and obligations of each Agent with respect to the Notes and this Indenture shall be determined solely by the express provisions of this Indenture, and each Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against each such Agent. The duties and obligations of each Agent are several and not joint.
ARTICLE II
THE NOTES
Section 2.1 Form and Dating.
(a) The Initial Notes are being originally issued by the Company on the Issue Date. The Notes shall be issued in fully registered certificated global form without coupon, and in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. The Notes and the certificate of authentication shall be substantially in the form of Exhibit A.
(b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. In the event of any discrepancies between the provisions or definitions of this Indenture and the ones in any Note, the provisions and definitions of the Indenture will control. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.
(c) The Company agrees to cause the Notes to comply with Article 7 of the Negotiable Obligations Law.
(d) The Notes may have notations, legends or endorsements as specified in Section 2.8 or as otherwise required by law, stock exchange rule or DTC rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.
(e) Notes originally offered and sold to QIBs in reliance on Rule 144A shall be represented by a permanent global certificate without interest coupons (each, a “Rule 144A Global Note”).
(f) Notes originally offered and sold outside the United States of America in reliance on Regulation S shall be represented by a permanent global certificate without interest coupons (each, a “Regulation S Global Note”).
Section 2.2 Execution and Authentication.
(a) A member of the Board of Directors and a member of the Supervisory Committee shall sign the Notes for the Company by manual or facsimile signature. If a member of the Board of Directors and/or a member of the Supervisory Committee whose signature is on a Note no longer holds that position at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(b) A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on the certificate of authentication on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.
(c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver one or more Notes executed by the Company to the Trustee for authentication together with the applicable documents referred to below in this Section 2.2, and the Trustee shall thereafter authenticate and deliver such Notes to or upon the order of the Company (contained in the Company Order referred to below) or pursuant to such procedures as may be specified from time to time by a Company Order. Such Company Order may be transmitted via facsimile (with the original to be delivered by mail) and may provide written instructions or provide for further instructions from the Company as to the form and terms of such Notes. In authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon:
(i) a company order requesting such authentication setting forth instructions as to delivery (if the Notes are not to be delivered to the Company) and completion of any terms not set forth in such Notes as executed by the Company or setting forth procedures as to such completion and delivery (the “Company Order”);
(ii) any resolutions of the Board of Directors and an Officers’ Certificate;
(iii) to the extent the form and terms of such Notes are determined pursuant to (and are not set forth in) resolutions of the Board of Directors, an Officers’ Certificate, prepared in accordance with Section 10.2, either setting forth the form and terms of the Notes; and
(iv) an Opinion of Counsel, prepared in accordance with Section 10.2, from Argentine Counsel and New York Counsel which shall state (a) that the form and terms of such Notes have been or will, when established in compliance with procedures therein described, be duly authorized and established in conformity with the provisions of this Indenture; and (b) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with and subject to such matters as counsel may therein specify.

(d) The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.2 if the Trustee, (x) being advised by counsel, and after having consulted with counsel to the Company, determines that such action may not lawfully be taken, (y) acting in good faith through its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability or (z) determines that such action will affect its rights, duties, obligations or immunities hereunder in a manner not reasonably acceptable to it.
(e) The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.
Section 2.3 Registrar, Transfer Agent and Paying Agent.
(a) The Company shall maintain an office or agency in the Borough of Manhattan, City of New York, in the City of Buenos Aires, Argentina and, as long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, in Luxembourg (which office or agency may be the Corporate Trust Office of the Trustee or an Affiliate of the Trustee), where Notes may be presented or surrendered for registration of transfer or for exchange and where Notes may be presented for payment. The Co-Registrar and the Argentine Registrar will each keep a register (the “Register”) at their respective office for the registration of ownership, exchange and transfer of Notes. In the case of the replacement of the Notes, the Register will include notations of the Note so replaced, and the date of the Note issued in replacement thereof. In the case of the cancellation of the Notes, the Register will include notations of the Note so cancelled and the date on which such Note was cancelled. The Argentine Registrar shall maintain a record of all registrations of ownership, exchange and transfer of Notes at its office in the City of Buenos Aires, Argentina. The Argentine Registrar shall give prompt notice to the Co-Registrar and the Co-Registrar shall likewise give prompt notice to the Argentine Registrar of any registration of ownership, exchange or transfer of Notes. The Register will show the amount of the Notes, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identification numbers (if relevant to a specific Holder) and addresses of the Holders of the Notes and any payment instructions with respect thereto (if different from a Holder’s registered address). The Co-Registrar and the Argentine Registrar shall at all reasonable times during office hours make the Register available to the Company or any Person authorized by the Company in writing for inspection and for the taking of copies thereof or extracts therefrom, and at the expense and written direction of the Company, the Co-Registrar and the Argentine Registrar shall deliver to such Persons all lists of Holders of Notes, their addresses and amounts of such holdings as the Company may request. The Company may appoint one or more co-registrars and one or more additional paying agents. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Transfer Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar, Paying Agent or Transfer Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company may act as Paying Agent, Registrar, or Transfer Agent.
(c) The Company initially appoints The Bank of New York Mellon as Co-Registrar, Paying Agent and Transfer Agent (and The Bank of New York Mellon hereby accepts such appointment), until such time as another Person is appointed as such, Banco de Valores S.A. as Argentine Registrar, Paying Agent, Transfer Agent and Representative of the Trustee in Argentina (and Banco de Valores S.A. hereby accepts such appointment) until such time as another Person is appointed as such, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent (and The Bank of New York Mellon (Luxembourg) S.A., hereby accepts such appointment), until such time as another Person is appointed as such.
(d) The Company may change the Registrar, Paying Agent and Transfer Agent without notice to Holders.
Section 2.4 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust separate and apart from, and not commingle with any other properties, for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes (whether such money has been distributed to it by the Company or any other obligor of the Notes) in accordance with the terms of this Indenture and shall notify the Trustee in writing of any Default by the Company or any Subsidiary Guarantor (or any other obligor on the Notes) in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Company or an Affiliate of the Company or any Subsidiary Guarantor acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Company, any Affiliate of the Company or any Subsidiary Guarantor, if the Company, a Subsidiary Guarantor or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company, such Subsidiary Guarantor or such Affiliate as Paying Agent.
The receipt by the Paying Agent or the Trustee from the Company of each payment of principal, interest and/or other amounts due in respect of the Notes in the manner specified herein and on the date on which such amount of principal, interest and/or other amounts are then due, shall satisfy the obligations of the Company herein and under the Notes to make such payment to the Holders on the due date thereof; provided, however, that the liability of any Paying Agent hereunder shall not exceed any amounts paid to it by the Company, or held by it, on behalf of the Holders under this Indenture. Notwithstanding the preceding sentence or any other provision of this Indenture to the contrary, the Company (without prejudice to its rights against the Trustee or any Paying Agent)

shall indemnify the Holders in the event that there is subsequent failure by the Trustee or any Paying Agent to pay any amount due in respect of the Notes in accordance with the Notes and this Indenture as shall result in the receipt by the Holders of such amounts as would have been received by them had no such failure occurred. Upon the Company’s repayment in full of the Notes, and so long as the Paying Agent no longer holds any money payable to the Holders or the Trustee, as the case may be, in connection with this Indenture or the Notes, as applicable, the Paying Agent shall be relieved of any of its obligations under this Indenture and the Notes and any actions other than the exercise of rights, required to be taken by the Paying Agent, shall be taken by the Company or its Subsidiaries.
Section 2.5 CUSIP and ISIN Numbers. In issuing the Notes, the Company may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any initial CUSIP and/or ISIN numbers and any change in the CUSIP or ISIN numbers.
Section 2.6 Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
Section 2.7 Global Note Provisions.
(a) Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC; (ii) be delivered to the Note Custodian; and (iii) bear the appropriate legend, as set forth in Section 2.8 and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.
(b) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(c) Except as provided below, owners of beneficial interests in Global Notes shall not be entitled to receive Certificated Notes. Global Notes shall be exchangeable for Certificated Notes only in the following limited circumstances:
(i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice;
(ii) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable; or
(iii) an Event of Default has occurred and is continuing with respect to the Notes.
In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.7(c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.
Section 2.8 Legends.
(a) Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.
(b) Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof (the “Private Placement Legend”).
Section 2.9 Transfer and Exchange. The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Note that is a Restricted Note:
(a) If (1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, subject to the rules and procedures of DTC, upon receipt by the Note Custodian and Registrar of:
(i) instructions from the Holder of the Rule 144A Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred; and
(ii) a certificate in the form of Exhibit C from the transferor, the Note Custodian and Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

(b) If the owner of a beneficial interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A prior to the expiration of the Distribution Compliance Period therefor, subject to the rules and procedures of DTC, upon receipt by the Note Custodian and Registrar of:
(i) instructions from the Holder of the Regulation S Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred; and
(ii) a certificate in the form of Exhibit B duly executed by the transferor, the Note Custodian and Registrar shall increase the Rule 144A Global Note and decrease the Regulation S Global Note by such amount in accordance with the foregoing.
(c) Other Transfers. Any transfer of Restricted Notes not described in Section 2.9 (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of DTC, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Company, the Trustee and the Registrar of such Opinions of Counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with Section 2.9(d).
(d) Use and Removal of Private Placement Legends. Upon the registration of transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such registration of transfer, exchange or replacement) a Private Placement Legend, the Note Custodian and Registrar shall exchange such Notes (or beneficial interests) for beneficial interests in a Global Note (or Certificated Notes if they have been issued pursuant to Section 2.7(c)) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:
(i) such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit D and an Opinion of Counsel reasonably satisfactory to the Registrar;
(ii) such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor;

(iii) a transfer of such Notes is made pursuant to an effective Registration Statement, in which case the Private Placement Legend shall be removed from such Note so transferred at the request of the Holder; or
(iv) in connection with such registration of transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel addressed to it, the Trustee and the Company and other evidence reasonably satisfactory to it to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor. The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) upon transfer of such interest pursuant to any of clauses (i) through (iv) of this Section 2.9(d).
(e) Consolidation of Global Notes. Nothing in this Indenture shall provide for the consolidation of any Notes with any other Notes unless they constitute, as determined pursuant to an Opinion of Counsel, the same classes of securities for U.S. federal income tax purposes.
(f) Retention of Documents. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
(g) Execution, Authentication of Notes, etc.
(i) Subject to the other provisions of this Section 2.9 when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and to the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company, the Registrar, or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessment, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 3.7 or Section 3.10).

(iii) The Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning: (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing; or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date.
(iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(v) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
(vi) The Registrar shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee.
(h) No Obligation of the Trustee.
(i) The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.
(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the express terms of this Indenture, to examine the same to determine if it substantially complies on its face as to form with the express requirements hereof, and to notify the party delivering the same if the certificate does not so comply.

Section 2.10 Mutilated, Destroyed, Lost or Stolen Notes.
(a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken and if the requirements of Section 8-405 of the Uniform Commercial Code of the State of New York are met, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Note if the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any Co-Registrar from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or a Trust Officer of the Trustee that such Note has been acquired by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code of the State of New York), the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.
(b) Upon the issuance of any new Note under this Section 2.10, the Company, the Trustee and the Registrar may require from such Holder the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Company’s counsel, the Trustee and its counsel) in connection therewith.
(c) In case any mutilated, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company may, in its discretion, pay such Notes instead of issuing a new Note in replacement thereof.
(d) Every new Note issued pursuant to this Section 2.10 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
(e) The provisions of this Section 2.10 shall be exclusive and shall be in lieu of, to the fullest extent permitted by applicable law, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11 Temporary Notes. Until definitive Notes are ready for delivery, the Company may execute and upon Company Order the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and execute and upon Company Order the Trustee shall authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery in exchange therefor one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.
Section 2.12 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its customary procedures or return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.10, the Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Company Order.
Section 2.13 Defaulted Interest. When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 2.13(a) or Section 2.13(b).
(a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.13(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.13(b).

(b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.13(b) such manner of payment shall be deemed practicable by the Trustee.
Section 2.14 Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture Additional Notes having terms and conditions set forth in Exhibit A identical to those of the Initial Notes, except that Additional Notes:
(a) may have a different issue price, issue date and, if applicable, date from which the interest shall accrue from the Initial Notes;
(b) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on the Initial Notes; and
(c) may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments to this Article II and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws).
ARTICLE III
COVENANTS
Section 3.1 Payment of Notes.
(a) The Company shall pay the principal of and interest (including Defaulted Interest) on the Notes in U.S. Dollars on the dates and in the manner provided in the Notes and in this Indenture. Prior to 11:00 a.m. (New York City time) on the Business Day prior to each Interest Payment Date, the Maturity Date or any other date on which principal on the Notes is due and payable in accordance with the terms thereof, the Company shall deposit with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments due on such Interest Payment Date or Maturity Date or such other payment date, as the case may be. If the Company or an Affiliate of the Company is acting as Paying Agent, the Company or such Affiliate shall, prior to 11:00 a.m. (New York City time) on each Interest Payment Date, the Maturity Date or such other payment date, segregate and hold in trust U.S. Dollars sufficient to make cash payments due on such Interest Payment Date or Maturity Date or such other payment date, as the case may be. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company or an Affiliate of the Company) holds in accordance with this Indenture U.S. Dollars designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. Notwithstanding the foregoing, the Company may elect to make the payments of interest by check mailed to the registered Holders at their registered addresses.

(b) If a Holder of Notes in an aggregate principal amount of at least U.S.$1,000,000 has given wire transfer instructions to the Company, the Company shall make all principal and interest payments on those Notes in accordance with such instructions.
(c) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.
Section 3.2 Maintenance of Office or Agency.
(a) The Company shall maintain each office or agency required under Section 2.3 where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency.
(b) The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, The City of Buenos Aires, (Argentina) or, so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, in Luxembourg, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.
Section 3.3 Corporate Existence. Subject to Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
Section 3.4 Payment of Taxes. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges (including stamp or other issuance or transfer taxes) or duties levied or imposed upon the Company or any Restricted Subsidiary or for which it or any of them are otherwise liable, or upon the income, profits or property of the Company or any Restricted Subsidiary, and the Company shall reimburse the Trustee and Holders for any fines, penalties or other fees they are required to pay as a result of the failure by the Company or any Restricted Subsidiary to pay or discharge any of the abovementioned taxes, assessments and government charges; provided, however, that, other than with respect to any taxes or duties described herein that would become payable by the Trustee or the Holders in the event the Company or any Restricted Subsidiary fails to pay such taxes or duties, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with Argentine GAAP or where the failure to effect such payment shall not have a material adverse effect upon the financial condition of the Company and its Restricted Subsidiaries, taken as a whole, or on the performance of the Company’s obligations hereunder.
Section 3.5 Further Instruments and Acts. The Company and each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or as may be required by applicable law to carry out more effectively the purpose of this Indenture.
Section 3.6 Waiver of Stay, Extension or Usury Laws. The Company and each Subsidiary Guarantor covenants (to the fullest extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Subsidiary Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Company and each Subsidiary Guarantor hereby expressly waives (to the fullest extent permitted by applicable law) all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
Section 3.7 Change of Control.
(a) Upon the occurrence of a Change of Control, the Company shall provide a Change of Control Notice and, within 45 days from the Change of Control, make an offer to purchase Notes (the “Change of Control Offer”), pursuant to which the Company shall be required, if requested by any Holder, to purchase all or a portion (equal to US$2,000 or integral multiples of U.S.$1,000 in excess thereof) of such Holder’s Notes on the date set forth in the Change of Control Notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed at a purchase price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest and Additional Amounts, if any, thereon to the purchase date (subject to the right of the holders of record on the relevant Record Date to receive interest and Additional Amounts, if any, on the relevant interest payment date) (the “Change of Control Payment”). No such purchase in part shall reduce the outstanding principal amount at maturity of the Notes held by any Holder to below US$2,000.
(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:
(i) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount in U.S. dollars equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and
(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
(c) The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes. If only a portion of a Note is purchased pursuant to a Change of Control Offer, the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each applicable Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each new Note will be in a principal amount of US$2,000 or an integral multiple of US$1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder in connection with the purchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations or such other applicable law, including Argentine laws or regulations conflict with this Section 3.7, the Company shall comply with the applicable securities laws and regulations and other applicable law and shall not be deemed to have breached its obligations under this Indenture by doing so.
(e) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in compliance with the conditions and requirements of this Indenture that are applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.
(f) The provisions of this Section 3.7 shall be applicable whether or not any other provisions of this Indenture are applicable. The obligation of the Company to make an offer to purchase the Notes as a result of the occurrence of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of Holders of a majority in principal amount of the Notes.
Section 3.8 Limitation on Indebtedness.
(a) Except to the extent provided herein, the Company shall not and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness if:
(i) on the date of such Incurrence and after giving effect thereto and the application of the proceeds therefrom, the Company’s Total Liabilities to Net Worth Ratio does not exceed 6:1 and the Company’s Indebtedness to Net Worth Ratio does not exceed 4:1, determined on a pro forma basis as if such Indebtedness had been Incurred at the beginning of the applicable four-quarter period;

(ii) no Event of Default shall have occurred and be continuing at the time of such Incurrence; and
(iii) on the date of such Incurrence and after giving effect thereto and the application of the proceeds therefrom, the Company’s net worth will be in excess of Ps. 300,000,000.
(b) Notwithstanding clause (a) above, the Company or any Restricted Subsidiary may Incur the following Indebtedness without restriction or limitation:
(i) intercompany Indebtedness between or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; provided, however, that any subsequent issuance or transfer of Capital Stock or any other event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, on the date of such issuance or transfer that was not permitted by this clause (i);
(ii) Indebtedness:
(1) represented by the Notes (excluding Additional Notes) and any guarantees of the Notes (excluding any Additional Notes);
(2) outstanding on the Closing Date; and
(3) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (b)(ii) or the foregoing clause (a).
(iii) Indebtedness in respect of bankers’ acceptances, deposits, promissory notes, letters of credit, self-insurance obligations, performance, surety, appeal or similar bonds and Guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of its business;
(iv) Hedging Obligations of the Company or any Restricted Subsidiary in the ordinary course of business or directly related to the Notes or other Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to this Indenture for the purpose of fixing or hedging interest rate risk or currency fluctuations, and, in each case, not for speculative purposes;

(v) Indebtedness of another Person Incurred and outstanding on or prior to the date on which such Person consolidates with or merges with or into the Company or a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person consolidates with or merges with or into the Company or a Restricted Subsidiary); provided, however, that on the date that such transaction is consummated, the Company (1) would have been able to Incur US$1.00 of additional Indebtedness pursuant to clause (a) above after giving pro forma effect to the Incurrence of such Indebtedness pursuant to this subclause (v) or the Company’s Total Liabilities to Net Worth Ratio and Indebtedness to Net Worth Ratio would be less than the Company’s Total Liabilities to Net Worth Ratio and Indebtedness to Net Worth Ratio, respectively, immediately prior to giving effect thereto; and (2) Refinancing Indebtedness Incurred by the Company or such Restricted Subsidiary or any successor thereof, which successor is in compliance with the covenant described under Section 4.1 below in respect of Indebtedness Incurred pursuant to this clause (v);
(vi) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case Incurred or assumed in connection with the disposition of a business, assets or Capital Stock of a Restricted Subsidiary; provided that, in the case of a disposition, the maximum aggregate liability in respect of such Indebtedness will at no time exceed the gross proceeds actually received by the Company or such Restricted Subsidiary in connection with such disposition;
(vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 30 Business Days of its Incurrence;
(viii) Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed US$20 million; and
(ix) the Guarantees of any Indebtedness permitted to be incurred by another provision of the foregoing provisions of this covenant.
(c) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary may Incur any Indebtedness pursuant to clause (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations, unless 100% of such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations being repaid. Unsecured Indebtedness shall not be deemed subordinated to secured Indebtedness solely by virtue of its being unsecured.
(d) For purposes of determining compliance with this covenant:
(i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, including clause (a) above, the Company, in its sole discretion, may classify, and from time to time may reclassify, such item of Indebtedness in one of the above clauses; and
(ii) the Company shall be entitled to divide and classify, and from time to time may reclassify, an item of Indebtedness in more than one of the types of Indebtedness described above, including clause (a) above.

Accrual of interest, accrual of dividends, the accretion or amortization of accreted value or original issue discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Disqualified Stock, as the case may be, will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.
Notwithstanding any other provision of this covenant, neither the Company nor any Restricted Subsidiary shall, with respect to any outstanding Indebtedness Incurred (the amount of which shall be determined at the time originally Incurred), be deemed to be in violation of this covenant solely as a result of fluctuations in the exchange rates of currencies. In addition, the Company shall not permit any Unrestricted Subsidiary to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this covenant, the Company shall be in Default of this covenant).
For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness (or the calculation of any applicable ratios), the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate determined as the average daily observed currency exchange rates reported by Banco de la Nación Argentina for the trailing 30 calendar day period, including the date of Incurrence, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, in each case by reference to the original date of Incurrence (or commitment). The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated calculated based on the relevant currency exchange rates as calculated in the first sentence of this paragraph.
Section 3.9 Limitation on Restricted Payments.
(a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to:
(i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) or similar payment to the holders of its Capital Stock except dividends or distributions payable solely in the form of its (or the relevant Subsidiary’s) Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or any Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or any other Restricted Subsidiary, to its other shareholders on a pro rata basis (based on the ownership percentage of each shareholder));
(ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than a purchase, redemption, retirement or other acquisition for value that would constitute a Permitted Investment);

(iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than (x) the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Obligations made in anticipation of satisfying a sinking fund obligation, a principal installment or a final maturity, in each case, due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or (y) any intercompany Indebtedness between or among the Company and any of the Restricted Subsidiaries); or
(iv) make any Investment (other than a Permitted Investment) in any Person;
(the actions described in clauses (i) through (iv) above being herein referred to as “Restricted Payments” and, each, a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:
(1) an Event of Default has occurred and is continuing;
(2) after giving pro forma effect to the Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company’s Total Liabilities to Net Worth Ratio does not exceed 6:1 and the Company’s Indebtedness to Net Worth Ratio does not exceed 4:1; or
(3) the aggregate amount of such Restricted Payment and all other Restricted Payments, excluding Restricted Payments permitted by sub-clauses (i) through (vii) of clause (b) below, declared or made subsequent to the Closing Date would exceed the sum of, without duplication:
(A) 50% of Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 2011, to the end of the most recent fiscal quarter for which financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit); plus
(B) 100% of the aggregate Net Cash Proceeds, and the Fair Market Value of any property, received by the Company or a Subsidiary from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Closing Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Restricted Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust); plus
(C) (1) the amount of a Guarantee of the Company or any Restricted Subsidiary upon the unconditional release in full of the Company or such Restricted Subsidiary from such Guarantee if such Guarantee was previously treated as a Restricted Payment; plus
(2) in the event that the Company or any Restricted Subsidiary makes an Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company’s or such Restricted Subsidiary’s existing Investment in such Person; and

provided that any amount added pursuant to clauses (1) and (2) of this clause (C) shall not exceed the amount of such Guarantee or Investment, respectively, previously made and treated as a Restricted Payment and not previously added pursuant to this clause (iii); provided, however, that no amount will be included under this clause (C) to the extent it is already included in determining Consolidated Net Income; plus
(D) to the extent that any Unrestricted Subsidiary of the Company designated as such after the Closing Date is redesignated as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Company’s direct or indirect Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary; plus
(E) 100% of the cash proceeds received from the issuance and sale subsequent to the Closing Date of any Indebtedness of the Company or any Restricted Subsidiary that has been converted into or exchanged for Capital Stock (other than Disqualified Capital Stock) of the Company (and, in the case of Indebtedness of a Restricted Subsidiary, at such time as it was a Restricted Subsidiary); plus
(F) to the extent that any Investment (other than a Permitted Investment) that was made after the date of the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (2) the initial amount of such Investment, to the extent such amount was not otherwise included in determining Consolidated Net Income; plus
(G) 50% of Consolidated Net Income accrued during 2010.
(b) The provisions of clause (a) above will not prohibit:
(i) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Stock or Subordinated Obligations of the Company, or the making of any Investment, made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Restricted Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Restricted Subsidiaries); provided, however, that (x) such purchase, repurchase, redemption, defeasance, acquisition or retirement, or such Investment, will be excluded in subsequent calculations of the amount of Restricted Payments and (y) the Net Cash Proceeds from such sale of Capital Stock, to the extent such Net Cash Proceeds are used for such purchase, repurchase, redemption, defeasance, acquisition or retirement, or such Investment, will be excluded from clause (a)(iv)(3)(B) of this covenant;

(ii) the repurchase of Capital Stock deemed to occur upon the exercise of stock options or warrants to the extent such Capital Stock represents a portion of the exercise price of those stock options or warrants;
(iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company that is permitted to be Incurred pursuant to the covenant described under Section 3.8 below; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded from the calculation of the amount of Restricted Payments pursuant to clause (a)(iv)(3) above;
(iv) dividends paid in accordance with applicable law after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that the payment or declaration, but not both the payment and the declaration, of such dividend will be included in the calculation of the amount of Restricted Payments pursuant to clause (a)(iv)(3) above;
(v) any redemption or retirement of any Capital Stock of the Company held by Fedler S.A. and Dusner S.A. where there is no transfer of assets or value to any Person by the Company or any Restricted Subsidiary in connection with any consolidation of the ownership of the Company by Tarjetas Regionales S.A.;
(vi) the payment of Minimum Legally Required Dividends; provided, however; that such payment shall be included in the calculation of the amount of Restricted Payments pursuant to Clause (3) above, and
(vii) if no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed US$5.0 million since the Closing Date.
The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred, issued, purchased, repurchased, redeemed, retired, defeased or otherwise acquired by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount. The fair market value of any non-cash Restricted Payment shall be determined by the management of the Company acting in good faith; provided that if such non-cash Restricted Payment or related series of non-cash Restricted Payments involves aggregate consideration in excess of US$5.0 million, as initially determined by the management of the Company in good faith, the Board of Directors of the Company, acting in good faith, shall make a final determination of such fair market value; provided further, that if such Restricted Payment or related series of Restricted Payments involves aggregate consideration in excess of US$25.0 million, as determined by the Board of Directors of the Company pursuant to the foregoing, such final determination of the Board of Directors of the Company shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of international standing.

Notwithstanding any other provision of this covenant, the maximum amount of any Restricted Payment or other Investment by the Company or any Restricted Subsidiary will be determined at the time originally made and shall not be deemed to be in violation of this covenant solely as a result of fluctuations in the exchange rates or currency values from time to time.
Section 3.10 Limitation on Sale and Lease-Back Transactions.
The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless the Company or such Restricted Subsidiary would be entitled:
(a) pursuant to the provisions of the covenant described under Section 3.8 above to Incur Indebtedness in a principal amount equal to or exceeding the Attributable Debt of such Sale and Lease-Back Transaction; and
(b) pursuant to the provisions of the covenant described under Section 3.13 below to Incur a Lien to secure such Indebtedness.
Section 3.11 Limitation on Sales of Assets.The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:
(a) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and/or assets subject to such Asset Disposition; and
(b) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the following will be deemed to be cash for purposes of this clause (b):
(i) the amount of any liabilities (as shown on the Company’s, or such Restricted Subsidiary’s, most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets; and
(ii) the amount of any securities received by the Company or such Restricted Subsidiary from such transferee that is converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition; and
(iii) the Fair Market Value of any Capital Stock of a Person engaged in a Related Business that will become, upon purchase, a Restricted Subsidiary or assets (other than current assets as determined in accordance with Argentine GAAP or Capital Stock) to be used by the Company or any Restricted Subsidiary in a Related Business;

provided, that amounts received pursuant to clauses (i) and (iii) shall not be deemed to constitute Net Cash Proceeds for purposes of making an Asset Sale Offer; and the amounts received pursuant to clause (ii) shall be deemed to constitute Net Cash Proceeds only to the extent of the Net Cash Proceeds actually received by the Company or a Restricted Subsidiary upon the conversion of such securities by the Company or such Restricted Subsidiary.
The Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds of any such Asset Disposition within 365 days thereof to:
(1) repay any Senior Indebtedness of the Company (including, through optional or mandatory prepayments, redemptions, buy backs and market purchases, so long as such repaid Indebtedness is immediately extinguished); provided that in connection with any such repayment of Senior Indebtedness the Company has made an offer to purchase Notes on the same terms as those offered in such repayment to the holders of such Senior Indebtedness or on terms that are more favorable to the Holders of the Notes than those offered in such repayment to the holders of such Senior Indebtedness and on a pro rata basis based on the relative outstanding principal amount of the Notes and such other Senior Indebtedness, or
(2) make capital expenditures in a Related Business or Permitted Investments in a Related Business, or
(3) reinvest in or purchase Additional Assets (including by means of an investment in or purchase of Additional Assets by any Restricted Subsidiary with cash in an amount equal to the amount of Net Available Cash or Capital Stock to be used by the Company or any Restricted Subsidiary in a Related Business), or
(4) any combination of (1), (2) or (3) above;
provided, that in the case of clauses (2) and (3) above, a binding commitment will be treated as a permitted application of the Net Cash Proceeds from the date of such commitment so long as the Company or such other Subsidiary enters into such commitment with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Cash Proceeds are applied in connection therewith, the Company or such Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds are applied, then such Net Cash Proceeds shall be treated as set forth in the immediately succeeding paragraph.
To the extent that all or a portion of the Net Cash Proceeds of any Asset Disposition are not applied within the 365 days of the Asset Disposition as described in clauses (1) through (4) of the immediately preceding paragraph (or such longer period as permitted hereunder), the Company shall make an offer to purchase notes (the “Asset Sale Offer”), at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase (the “Asset Sale

Offer Amount”). The Company shall purchase pursuant to an Asset Sale Offer from all tendering holders on a pro rata basis, and, at the Company’s option, on a pro rata basis with the holders of any other Senior Indebtedness with similar provisions requiring the Company to offer to purchase the other Senior Indebtedness with the proceeds of Asset Dispositions, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of notes and the other Senior Indebtedness to be purchased equal to such unapplied Net Cash Proceeds. The Company may satisfy its obligations under this covenant with respect to the Net Cash Proceeds of an Asset Disposition by making an Asset Sale Offer prior to the expiration of the periods contemplated below in respect of the relevant 365-day period (or such longer period as contemplated herein).
The purchase of notes pursuant to an Asset Sale Offer will occur not more than 60 business days following the expiration of the relevant period giving rise to the obligation to make such an offer, or any longer period as may be required by law. The Company may, however, defer an Asset Sale Offer until there is an aggregate amount of unapplied Net Cash Proceeds from one or more Asset Dispositions equal to or in excess of US$15 million. At that time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of US$15 million, will be applied as required pursuant to this covenant. Pending application in accordance with this covenant, Net Cash Proceeds may be applied to temporarily reduce revolving credit borrowings or invested in Cash Equivalents.
Each notice of an Asset Sale Offer will be mailed first class, postage prepaid, to the record holders as shown on the register of holders prior to 20 days following such 365th day (or such longer period as contemplated herein), with a copy to the Trustee offering to purchase the notes as described above. Each notice of an Asset Sale Offer will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the “Asset Sale Offer Payment Date”). Upon receiving notice of an Asset Sale Offer, holders may elect to tender their notes in whole or in part in amounts of US$2,000 or in integral multiples of US$1,000 in excess thereof in exchange for cash.
On the Asset Sale Offer Payment Date, the Company shall, to the extent lawful:
(A) accept for payment all notes or portions thereof properly tendered pursuant to the Asset Sale Offer;
(B) deposit with the Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all notes or portions thereof so tendered; and
(C) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Company.

To the extent holders of notes and holders of other Senior Indebtedness, if any, which are the subject of an Asset Sale Offer properly tender and do not withdraw notes or the other Senior Indebtedness in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, the Company shall, as nearly as may be practicable, purchase the notes and the other Senior Indebtedness on a pro rata basis (based on amounts tendered). If only a portion of a note is purchased pursuant to an Asset Sale Offer, a new note in a principal amount equal to the portion thereof not purchased will be issued in the name of the holder thereof upon cancellation of the original note (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate). Notes (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled and cannot be reissued.
The Company shall comply with the requirements of Rule 14c-1 under the Exchange Act and any other applicable securities laws and other applicable laws in connection with the purchase of notes pursuant to an Asset Sale offer. To the extent that the provisions of any applicable securities laws or regulations or any other applicable law, including Argentine laws and regulations, conflict with the “Asset Sale” provisions of this Indenture, the Company shall comply with these laws and regulations and will not be deemed to have breached its obligations under the “Asset Sale” provisions of this Indenture by doing so.
Following the application of such Asset Sale Offer pursuant to the above, the amount of Net Available Cash shall be reset at zero and the Company shall be entitled to use any remaining proceeds for any corporate purposes to the extent not prohibited under this Indenture.
Section 3.12 Limitation on Guarantees and Indebtedness of Restricted Subsidiaries.
The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any Indebtedness of the Company or any other Restricted Subsidiary or otherwise incur any Indebtedness having an aggregate principal amount for all non-guarantor Restricted Subsidiaries in excess of US$10.0 million (or equivalent in other currencies) at any one time outstanding unless, in any such case:
(a) such Restricted Subsidiary executes and delivers to the Trustee, together with an Opinion of Counsel, a supplemental indenture to this Indenture and a Subsidiary Guarantee to be annexed to the Notes substantially in the form of, Exhibit E and Exhibit F, respectively; and
(b) if such Guarantee is provided or other Indebtedness is Incurred with respect to Senior Indebtedness, the Subsidiary Guarantee will be pari passu with such Guarantee or other Indebtedness, as the case may be; and if such Guarantee is provided or other Indebtedness is Incurred with respect to a Subordinated obligation, the Subsidiary Guarantee will be senior to such Guarantee or other Indebtedness, as the case may be.
The obligations of each Restricted Subsidiary in respect of its Subsidiary Guarantee will be limited to the maximum amount as will result in the obligations not constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under applicable law.

Each Restricted Subsidiary will be released and relieved of its obligations under its Subsidiary Guarantee in the event that:
(i) there is a sale or other disposition of such Restricted Subsidiary (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets), following which such Restricted Subsidiary is no longer a direct or indirect Subsidiary of the Company;
(ii) such Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with the terms of this Indenture;
(iii) there is a Legal Defeasance of the Notes or upon satisfaction and discharge of this Indenture; or
(iv) the Indebtedness, the Incurrence of which gave rise to such Restricted Subsidiary’s obligation to provide such Guarantee, has been repaid in full or otherwise discharged or is no longer in excess of the threshold contemplated above.
provided that such transaction is carried out pursuant to, and in accordance with, the applicable provisions of this Indenture.
Section 3.13 Limitation on Liens.
The Company shall not, and shall not cause or permit any Restricted Subsidiary to issue, assume or Guarantee any Indebtedness secured by a Lien (the “Initial Lien”) upon any property or assets of the Company or any Restricted Subsidiary without effectively providing that the Notes and any Subsidiary Guarantees, as applicable (together with, if the Company so determines, any other Indebtedness or obligation then existing or thereafter created) shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured (provided, however, that any Lien created for the benefit of the holders of the Notes (and, if applicable, holders of such other Indebtedness or obligation) pursuant to the foregoing shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the Initial Lien), except that the foregoing provisions shall not apply to (without duplication):
(a) Liens which secure only Indebtedness owing by any Restricted Subsidiary to the Company and/or by the Company to one or more Restricted Subsidiaries, if any;
(b) Liens arising in the ordinary course of business which do not secure Indebtedness and which are not overdue for a period of more than 30 days or which, if they are overdue for a period of more than 30 days, are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;
(c) Liens on any property or assets acquired from a Person which is merged with or into the Company or any Restricted Subsidiary, or any Liens on the property or assets of any Person or other entity existing at the time such Person or other entity becomes a Restricted Subsidiary and, in either such case, is not created as a result of or in connection with or in anticipation of any such transaction; provided that any such Lien created to secure or provide for the payment of any part of the purchase price of such Person shall not be permitted by this clause; provided further that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(d) any Lien on any property or assets existing at the time of acquisition thereof and which is not created as a result of or in connection with or in anticipation of such acquisition; provided that any such Lien created to secure or provide for the payment of any part of the purchase price of such property or assets shall not be permitted by this clause; provided further that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;
(e) any Lien on the Capital Stock of an Unrestricted Subsidiary;
(f) Liens for taxes, assessments, governmental charges, levies or claims which are not yet due or thereafter can be paid without penalty or are being contested in good faith by appropriate proceedings or the period within which such proceedings may be initiated has not expired;
(g) pledges or deposits in connection with worker’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or good faith deposits, letters of credit and bid performance, surety, appeal or similar bonds in connection with bids, tenders, contracts (other than for payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits for the payment of rent, in each case incurred in the ordinary course of business;
(h) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, laborers’, employees’, suppliers’ and landlord’s Liens and other similar Liens, on the property or assets of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not yet delinquent or that are being contested in good faith by negotiations or appropriate proceedings;
(i) Liens on the property or assets of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case, which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or assets in the operation of the business of the Company and the Restricted Subsidiaries, if any, taken as a whole;
(j) leases or subleases granted to others, easements, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Subsidiary thereof, as applicable;
(k) Liens arising solely by virtue of any statutory or legal provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that such deposit account is not a dedicated cash collateral account and is not intended by the Company or any Restricted Subsidiary to provide collateral to such depository institution;

(l) Liens (i) arising by reason of any judgment, decree or order of any court or (ii) arising from any embargo preventivo or any other interlocutory or temporary attachment order or measure in connection with an action or proceeding during the pendency of such action or proceeding, so long as such Lien is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
(m) (i) Liens in existence on the Closing Date and any renewals, extensions or replacements thereof, so long as (A) such renewal, extension or replacement Lien does not extend to any property other than that originally subject to the Liens being renewed or extended and (B) the principal amount of the Indebtedness secured by such Lien is not increased;
(n) Liens on assets securing Attributable Debt under any Sale and Leaseback Transaction permitted to be incurred or assumed pursuant to such covenant, provided that any such Lien does not encumber any property other than the assets that are the subject of any such transaction;
(o) Liens securing Hedging Obligations permitted to be incurred under the covenant described under Section 3.8 above;
(p) Liens on property that secure Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach no later than 90 days after the date of such purchase or the completion of construction or improvement; provided, that no such Lien shall extend to or cover any physical assets or equipment other than the physical assets or equipment being acquired, constructed or improved;
(q) Liens to secure any Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this covenant; provided, that such new Lien(s) are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced, and do not extend to property or assets other than property or assets securing the Indebtedness refinanced by such Refinancing Indebtedness;
(r) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the clauses (a) through (q) above or of any Indebtedness secured thereby; provided that the principal amount of Indebtedness so secured shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement (plus premiums, interest and reasonable expenses incurred in connection therewith), and that such extension, renewal or replacement Lien shall be limited to all or part of the property which secured the Lien extended, renewed or replaced (plus improvements on or additions to such property); and
(s) Liens arising under any Permitted Receivables Financing.

Notwithstanding the foregoing provisions of this covenant, the Company and one or more Restricted Subsidiaries, if any, may issue, assume or Guarantee Indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other Indebtedness of the Company and the Restricted Subsidiaries, if any, which would otherwise be subject to the foregoing restriction (not including Indebtedness permitted to be secured under clauses (a) through (s) above) in existence at such time, does not at the time of issuance, assumption, or Guarantee thereof exceed (x) 5% of Total Assets, so long as such indebtedness secured by Liens matures less than 365 days from the date of attachment of such Liens plus (y) 10% of Total Assets.
Liens or deposits required by any contract or statute or other regulatory requirements in order to permit the Company or a Restricted Subsidiary to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure partial progress, advance or any other payments to the Company or any Restricted Subsidiary by a governmental entity or any department, agency or instrumentality thereof pursuant to the provisions of any contract or statute shall not be deemed to create Indebtedness secured by Liens.
Section 3.14 Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:
(a) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary, taken as a whole, than those that reasonably would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate or, if such transaction is not one that by its nature could reasonably be obtained from a Person that is not an Affiliate, is on fair and reasonable terms and was negotiated in good faith; and
(b) the Company delivers to the Trustee:
(i) with respect of any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$1 million, a resolution of the Board of Directors, set forth in an Officers’ Certificate, stating that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the Board of Directors; and
(ii) with respect of any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$25 million, an opinion as to the fairness to the Company or the relevant Restricted Subsidiary, taken as a whole, of such Affiliate Transaction from a financial point of view issued by an investment banking firm of international standing; provided that no opinion as to the fairness to the Company will be required for any lease entered into by the Company with Banco de Galicia y Buenos Aires S.A. with respect to new branches of the Company to be constructed following the date hereof, so long as a resolution of the Board of Directors, set forth in an Officers’ Certificate, is delivered in connection with such lease, stating that such lease complies with this covenant and that such lease has been approved by a majority of the Board of Directors.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(1) transactions between or among the Company and any of its Restricted Subsidiaries or between two or more Restricted Subsidiaries;
(2) any payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary;
(3) the payment of compensation (including amounts paid pursuant to employee benefit plans), indemnification, reimbursement or advancement of out-of-pocket expenses and provisions of liability insurance to officers, directors and employees of the Company or any Restricted Subsidiary, so long as the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;
(4) any issuance of equity securities, or other payments, awards or grants in cash, equity securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company or any Restricted Subsidiary, as the case may be;
(5) Restricted Payments that are permitted by the provisions of the covenant described under the covenant described under Section 3.9 above;
(6) sales of Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company;
(7) any transaction of the Company or any Restricted Subsidiary with a Person that is not an Affiliate and that is merged with or into the Company, any Restricted Subsidiary or any Affiliate of the Company or any Restricted Subsidiary, any transaction of the Company or any Restricted Subsidiary with a Person that is not an Affiliate existing at the time such Person becomes a Subsidiary of the Company, any Restricted Subsidiary or any Affiliate of the Company or any Restricted Subsidiary and, in any such case, such transaction is not entered into as a result of or in connection with or in anticipation of such merger or such Person becoming a Subsidiary of the Company, any Restricted Subsidiary or any Affiliate of the Company or any Restricted Subsidiary;
(8) the performance by the Company or its Restricted Subsidiaries of its obligations under the terms of any agreement or instrument in effect on the Closing Date (including any renewal, extension or replacement of such agreements or instruments, so long as such renewal, extension or replacement is not materially less favorable to the Company or the relevant Restricted Subsidiary);

(9) leases entered into with Banco de Galicia y Buenos Aires S.A. with respect to the new headquarters of the Company, to be constructed and located in Cordoba, Argentina;
(10) ordinary course transactions undertaken by the Company or its Restricted Subsidiaries with an Affiliate thereof that are consistent with the Company’s or the applicable Restricted Subsidiary’s prior practice and that are comprised of the extension of loans to customers of the Company or any of its Restricted Subsidiaries, the consummation and maintenance of Permitted Investments, the maintenance of bank accounts, the sourcing of insurance contracts for the clients of the Company, the sourcing, issuance, and maintenance of credit cards, the execution of hedging arrangements in respect of foreign currency or interest rate protection or any reasonable renewals, extensions or replacements of any of the foregoing; provided that such transactions as a whole are not materially less favorable to the Company or the relevant Restricted Subsidiary, taken as a whole, than those that reasonably would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate or, if such transaction is not one that by its nature could reasonably be obtained from a Person that is not an Affiliate, is on fair and reasonable terms and was negotiated in good faith; and provided further, that the Company delivers to the Trustee a resolution of the Board of Directors, set forth in an Officers’ Certificate, stating that such transactions taken pursuant to this clause (10) comply with the terms hereof annually with the delivery of its audited financial statements pursuant to this Indenture; and
(11) sales of Accounts Receivable, or participations therein, or any related transaction, in connection with any Permitted Receivables Financing.
Section 3.15 Conduct of Business. The Company and its Restricted Subsidiaries will not engage in any business other than a Related Business.
Section 3.16 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(a) pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits;
(b) pay any Indebtedness owed to the Company or any Restricted Subsidiary;
(c) make loans or advances to the Company or any Restricted Subsidiary; or
(d) transfer any of its properties or assets to the Company or any Restricted Subsidiary.

However, the preceding restrictions shall not apply to encumbrances or restrictions:
(i) existing under this Indenture or in respect of the Notes;
(ii) existing under or by reason of applicable law or governmental rule, regulation or order;
(iii) on any property or assets acquired from a Person which is merged with or into the Company or any Restricted Subsidiary, or by reason of any Liens on the property or assets, or relating to the Indebtedness, of any Person or other entity existing at the time such Person or other entity becomes a Restricted Subsidiary, or restriction relating to Indebtedness of any such Person and, in any such case, is not created as a result of or in connection with or in anticipation of any such transaction; provided that any such Lien created to secure or provide for the payment of any part of the purchase price of such Person shall not be permitted by this covenant; provided further, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;
(iv) on any property or assets existing at the time of acquisition thereof and which are not created as a result of or in connection with or in anticipation of such acquisition; provided that any such encumbrance or restriction created to secure or provide for the payment of any part of the purchase price of such Person shall not be permitted by this covenant; provided further, that such encumbrances and restrictions may not extend to any other property owned by the Company or any Restricted Subsidiary;
(v) the terms of any Indebtedness outstanding on the Closing Date, and any amendment, modification, restatement, renewal, restructuring, replacement or refinancing thereof; provided, that any amendment, modification, restatement, renewal, restructuring, replacement or refinancing is not materially more restrictive, taken as a whole, with respect to such encumbrances or restrictions than those in existence on the Closing Date;
(vi) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset which secures Indebtedness secured by a Lien, in each case permitted to be Incurred under this Indenture;
(vii) in the case of clause (d) above:
(1) that exist by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;
(2) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract or contractual right;

(3) contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or
(4) imposed by Purchase Money Obligations for property acquired in the ordinary course of business or by Capitalized Lease Obligations permitted under this Indenture on the property so acquired, but only to the extent that such encumbrances or restrictions restrict the transfer of the property.
(viii) by reason of Liens that secure Indebtedness otherwise permitted to be incurred under the provisions of the covenant described under the covenant described under Section 3.13 above and that limit the right of the debtor to dispose of the assets subject to such Liens;
(ix) imposed with respect of a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;
(x) resulting from restrictions on cash or other deposits or other customary requirements imposed by customers or suppliers under contracts entered into in the ordinary course of business;
(xi) under an agreement effecting a Refinancing or a renewal, extension or replacement of Indebtedness otherwise permitted by this Indenture and Incurred pursuant to an agreement referred to in clause (iii) or (iv) above or this clause (xi) or contained in any amendment to an agreement referred to in clause (iii) or (iv) above or this clause (xi); provided, however, that the restrictions with respect to such Restricted Subsidiary contained in any such Refinancing or other agreement or amendment shall be no less favorable, taken as a whole, to the holders of the Notes than the restrictions with respect to such Restricted Subsidiary contained in the agreement being Refinanced or amended or renewed, extended or replaced;
(xii) Indebtedness permitted to be incurred subsequent to the Closing Date pursuant to the provisions of the covenant described under Section 3.8;
(xiii) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture; and
(xiv) resulting from customary restrictions pursuant to any Permitted Receivables Financing.

Section 3.17 Reports to Holders.
(a) So long as any Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall, during any such period that the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or becomes exempt from such reporting requirements pursuant to, and in compliance with, Rule 12g3-2(b) under the Exchange Act, furnish to the Holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(b) The Company shall furnish or cause to be furnished to the Trustee in English (for distribution only to the Holders of Notes upon their request):
(i) within 90 days after the end of the first, second and third quarters of the Company’s fiscal year (commencing with the quarter ending March 31, 2011), quarterly unaudited financial statements (consolidated) prepared in accordance with Argentine GAAP and/or IFRS, as applicable, of the Company for such period; and
(ii) within 120 days after the end of the fiscal year of the Company commencing with the fiscal year ended December 31, 2010, annual audited financial statements (consolidated) prepared in accordance with Argentine GAAP and/or IFRS, as applicable, of the Company for such fiscal year and a report on such annual financial statements by the Auditors.
Each such annual report will be accompanied by an Officers’ Certificate to the effect that (A) the financial statements contained in such report fairly present, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as of the date of such financial statements and the results of their operations for the period covered thereby; and (B) such financial statements have been prepared in accordance with Agentine GAAP and/or IFRS, as applicable.
(c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Section 3.18 Listing and Trading.
(a) In the event that the Notes are listed on (i) the Luxembourg Stock Exchange for trading on the Euro MTF Market and (ii) the BASE and admitted to trading on the MAE, the Company shall use its commercially reasonable efforts to maintain such listings and authorizations; provided that if, as a result of the European Union regulated market amended Directive 2001/34/EC (the “Transparency Directive”) or any legislation implementing the Transparency Directive or other directives or legislation, the Company could be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which the Company would otherwise use to prepare its published financial information, the Company, with the prior consent of the Holders, may delist the Notes from the Luxembourg Stock Exchange in accordance with the rules of such Exchange and seek an alternative (to the extent commercially reasonable) admission to listing, trading and/or quotation for the Notes on a different section of the Luxembourg Stock Exchange or by such other listing authority, stock exchange and/or quotation system inside or outside the European Union as the Board of Directors of the Company may decide.

(b) From and after the date the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, and so long as it is required by the rules of such Exchange, all notices to the Holders shall be published in English in accordance with Section 10.1(b).
Section 3.19 Additional Amounts. All payments by the Company and Subsidiary Guarantor of principal and interest in respect of the Notes shall be made free and clear of, and without withholding or deduction for or on account, of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Argentina or by or within any political subdivision thereof or any authority therein or thereof having power to tax or by any jurisdiction from or through which payments are made on the Notes (“Taxes”), unless such withholding or deduction is required or compelled by law. In the event of any such withholding or deduction, the Company and any Subsidiary Guarantor shall pay to holders of the Notes in U.S. dollars such additional amounts (“Additional Amounts”) as will result in the payment to such holder of the U.S. dollar amount that would otherwise have been receivable by such holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:
(a) in respect of any Taxes that would not have been so withheld or deducted but for the existence of any present or former connection, including a permanent establishment, between the holder or beneficial owner of the Note or any payment in respect of such Note (or, if the holder or beneficial owner is an estate, nominee, trust, partnership or corporation, between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the holder or beneficial owner), other than the mere receipt of such payment or the mere acquisition, holding or ownership of such Note or beneficial interest or the enforcement of rights thereunder;
(b) in respect of any Taxes that would not have been so withheld or deducted if the Note had been presented for payment (where presentation is required) within 30 days after the Relevant Date (as defined below) except to the extent that the holder or beneficial owner thereof would have been entitled to such Additional Amounts if it had presented such Note for payment the last day of such 30-day period;
(c) in respect of any Taxes that would not have been so withheld or deducted but for the failure by the holder, the beneficial owner of the Note or the Trustee to (i) make a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence, identity or any reasonable connection with Argentina, including without limitation, pursuant to any applicable law, statute, treaty or regulation of Argentina or written administrative instruction of the AFIP;

(d) if the Company or any Subsidiary Guarantor is required or compelled by law to make any withholding or deduction for or on account of, or is obligated to act as “substitute obligor” for, the Personal Assets Tax under Argentine tax law (Section 26 Law 25,721, as amended);
(e) in respect of any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar taxes, duties, assessments or other governmental charges;
(f) in respect of any Taxes payable other than by withholding or deduction;
(g) in respect of any payment to a holder of a Note that is a trustee or other fiduciary, a partnership (including an entity treated as a partnership for tax purposes) or a limited liability company or any other Person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such trustee or fiduciary, a partner or member of such partnership or limited liability company or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, partner member or beneficial owner been the actual holder of such Note;
(h) in respect of any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to the European Council Directive 2003/48/EC on the taxation of savings income (the “Directive”) implementing the conclusions of the European Council of Economic and Finance Ministers (ECOFIN) meeting on November 26-27, 2000, or any law implementing or complying with, or introduced in order to conform to, such Directive;
(i) in respect of any taxes imposed in connection with a Note presented for payment by or on behalf of a holder thereof who would have been able to avoid such tax by presenting the relevant Note to another paying agent in a member state of the European Union if the holder of the Note is a resident of the European Union for tax purposes;
(j) in respect of any income taxes imposed in connection with Title VI of Law No. 20,628 (the “Argentine Income Tax Law”), excluding those entities subject to Law No. 21,526 governing Financial Institutions (the “Financial Institutions Law”); or
(k) in respect of any combination of (a) through (j) above.
“Relevant Date” means, with respect to any payment due from the Company, whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in New York City, New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders of the Notes in accordance with this Indenture.
All references to principal and interest in respect of the Notes shall be deemed also to refer to any Additional Amounts which may be payable as set forth in this Indenture or in the Notes.

At least ten Business Days prior to the first Interest Payment Date (and at least ten Business Days prior to each succeeding Interest Payment Date if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate), the Company and any Subsidiary Guarantor shall furnish to the Trustee and the Paying Agent an Officers’ Certificate instructing the Trustee and such Paying Agent whether payments of principal of or interest on the Notes due on such interest payment date shall be without deduction or withholding for or on account of any Local Taxes. If any such deduction or withholding shall be required, prior to such interest payment date, the Company and Subsidiary Guarantor shall furnish the Trustee and such Paying Agent with an Officers’ Certificate which specifies the amount, if any, required to be withheld or deducted on such payment to holders of the Notes and certifies that the Company shall pay such withholding or deduction. Any Officers’ Certificate required by this Indenture to be provided to the Trustee and the Paying Agent for these purposes shall be deemed to be duly provided if telecopied to the Trustee and the Paying Agent.
The Company and any Subsidiary Guarantor shall furnish to the Trustee the official receipts (or a certified copy of the official receipts), if issued, evidencing payment of Taxes. Copies of such receipts shall be made available to holders of the Notes upon request.
The Company and any Subsidiary Guarantor shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of each Note or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Argentina and except, in certain cases, for taxes, charges or similar levies resulting from certain registration of transfer or exchange of Notes.
Section 3.20 Use of Proceeds. The Company shall use the proceeds of the sale of the Notes as set forth under the caption “Use of Proceeds” in the Pricing Supplement and Offering Memorandum.
Section 3.21 Compliance Certificates.
(a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company beginning on December 31, 2010 an Officers’ Certificate signed by any two of its principal executive officer, its principal financial officer and its principal accounting officer stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
(b) The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with the covenants described above or with respect to any reports or other documents filed under this Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Company’s timely delivery of the reports and certificates described in Section 3.16.

Section 3.22 Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any Voting Stock of any Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors’ qualifying shares) to any Person except:
(a) to the Company or to a Restricted Subsidiary; or
(b) in compliance with the covenant described under Section 3.11 above and immediately after giving effect to such transfer, conveyance, sale, lease, other disposal or issuance, such Restricted Subsidiary either continues to be a Restricted Subsidiary or if such Restricted Subsidiary would no longer be a Restricted Subsidiary, then the Investment of the Company in such Person (after giving effect to such transfer, conveyance, sale, lease, other disposal or issuance) would have been permitted to be made under the covenant described under Section 3.9 above as if made on the date of such transfer, conveyance, sale, lease, other disposal or issuance.
ARTICLE IV
LIMITATION ON MERGER, CONSOLIDATION AND SALE OF ASSETS
Section 4.1 Consolidation, Merger, Conveyance, Sale or Lease. Nothing contained in this Indenture prevents the Company from consolidating with or merging into another Person or conveying, transferring or leasing the Company’s properties and assets substantially as an entirety to any Person; provided that,
(a) either the Company is the surviving entity or the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the Company’s properties and assets substantially as an entirety is a Person (the “Successor Company”) organized and existing under the laws of Argentina or the United States, any State thereof or the District of Columbia, or under the laws of any country that is a member of the OECD and expressly assumes, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;
(b) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing;
(c) immediately after giving pro forma effect to such transaction, (i) the Successor Company could Incur at least an additional US$1.00 of Indebtedness under clause (a) of the covenant described under Section 3.8 above or the Successor Company’s Total Liabilities to Net Worth Ratio and Indebtedness to Net Worth Ratio would be less than the Company’s Total Liabilities to Net Worth Ratio and Indebtedness to Net Worth Ratio, respectively, immediately prior to giving effect thereto;

(d) the Company or the Successor Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Indenture and that all conditions precedent herein relating to such transaction have been complied with;
(e) the Company or the Successor Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; and
(f) any Subsidiary Guarantor (including Persons that are required to provide Subsidiary Guarantees as a result of the transaction) has confirmed by supplemental indenture that its Subsidiary Guarantee shall apply for the Obligations of the Successor Company in respect of this Indenture and the Notes.
The Successor Company will succeed to, and be substituted for, the Company under the Program and this Indenture, and thereupon the Company shall automatically be released and discharged from its obligations under the Program and this Indenture and the Notes.
The provisions of clause (a) above will not apply to:
(1) any transfer of the properties or assets of one or more Restricted Subsidiaries to the Company or to one or more Restricted Subsidiaries or any other person that, upon consummation of such transfer, will become a Restricted Subsidiary;
(2) any merger of a Restricted Subsidiary into the Company; or
(3) any merger of the Company into a Wholly-Owned Subsidiary of the Company created for the purpose of holding the Capital Stock of the Company, so long as clauses (a) and (b) above are satisfied, so long as, in each case, the Indebtedness of the Company and its Restricted Subsidiaries taken as a whole is not increased thereby.
ARTICLE V
REDEMPTION AND REPURCHASES OF NOTES
Section 5.1 Redemption. The Company may or shall redeem the Notes, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in the form of Notes in Exhibit A.
Section 5.2 Election to Redeem. In the case of an optional redemption, the Company shall evidence its election to redeem any Notes pursuant to Section 5.1 by a Board Resolution. The Company shall deliver to the Trustee an Officers’ Certificate and a written opinion of recognized Argentine counsel, independent of the Company, to the effect that all governmental approvals necessary for the Company to effect such redemption have been or at the time of redemption will be obtained and be in full force and effect and that the Company is entitled to effect such a redemption pursuant to this Indenture, and setting forth, in reasonable detail, the circumstances giving rise to such right of redemption.

Section 5.3 Notice of Redemption.
(a) The Company shall give or cause the Trustee to give notice of redemption, in the manner provided for in Section 10.1, not less than 30 nor more than 90 days prior to the Redemption Date by first-class mail, postage prepaid, to each Holder of Notes to be redeemed at its registered address. If the Company itself gives the notice, it shall also deliver a copy to the Trustee. Notice shall also be provided to the CNV.
(b) If either (i) the Company is not redeeming all Outstanding Notes, or (ii) the Company elects to have the Trustee give notice of redemption, then the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee is satisfied with a shorter period), an Officers’ Certificate requesting that the Trustee request that DTC (in the case of Global Notes) or the Trustee (in the case of Certificated Notes) select the Notes to be redeemed pro rata and/or give notice of redemption and setting forth the information required by Section 5.3(c) (with the exception of the identification of the particular Notes, or portions of the particular Notes, to be redeemed in the case of a partial redemption). If the Company elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Company and at the Company’s expense.
(c) All notices of redemption shall state:
(i) the Redemption Date;
(ii) the redemption price and the amount of any accrued interest payable as provided in Section 5.6;
(iii) whether or not the Company is redeeming all Outstanding Notes;
(iv) if the Company is not redeeming all Outstanding Notes, the aggregate principal amount of Notes that the Company is redeeming and the aggregate principal amount of Notes that shall be Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Company is redeeming;
(v) if the Company is redeeming only part of a Note, the notice that relates to that Note shall state that on and after the Redemption Date, upon surrender of that Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed;
(vi) if the Company is redeeming only part of a Note, the notice that relates to that Note shall state the portion of the principal amount thereof to be redeemed;

(vii) that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in Section 5.6 shall become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on each Note, or the portion of each Note, to be redeemed, shall cease to accrue on and after the Redemption Date;
(viii) the place or places where a Holder must surrender the Holder’s Notes for payment of the redemption price; and
(ix) the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.
(d) For as long as the Notes are listed on the Luxembourg Stock Exchange or any other stock exchange and the rules of the relevant stock exchange so require, the Company shall cause notices of redemption to be published as provided under Section 10.1 of this Indenture and, once in each year in which there has been a partial redemption of the Notes, cause to be published in a leading newspaper of general circulation in Luxembourg, which is expected to be the Luxemburger Wort, or as specified by such other stock exchange, a notice specifying the aggregate principal amount of Notes Outstanding and a list of the Notes drawn for redemption but not surrendered.
Section 5.4 Selection of Notes to Be Redeemed in Part.
(a) If fewer than all of the Notes are being redeemed, the Notes to be redeemed shall be selected pro rata as near as possible by DTC in the case of Notes represented by a Global Note or by the Trustee pro rata as near as possible. The Trustee shall make the selection from the Outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than 30 nor more than 90 days prior to the relevant Redemption Date from the Outstanding Notes not previously called for redemption. The Company may redeem Notes in denominations of U.S.$2,000 only in whole. The Trustee may select for redemption portions (equal to U.S.$2,000 or any integral multiple of U.S.$1,000 in excess thereof).
(b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.
Section 5.5 Deposit of Redemption Price. Prior to 11:00 a.m. New York City time on the Business Day prior to the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Company is redeeming on that date.

Section 5.6 Notes Payable on Redemption Date. If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article V, the Notes, or the portions of Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Company shall default in the payment of the redemption price and accrued interest) the Notes or the portions of Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date. If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.
Section 5.7 Unredeemed Portions of Partially Redeemed Note. Upon surrender of a Note that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered; provided that each new Note shall be in a principal amount of U.S.$2,000 or integral multiples of U.S.$1,000 in excess thereof.
Section 5.8 Repurchases; Notes held by the Company and/or Affiliates. The Company may at any time, and from time to time, repurchase the Notes on the open market or in any other manner, at any price, and may resell or otherwise dispose of such Notes at any time. Any Notes so repurchased by the Company may be cancelled and/or presented to the Trustee for cancellation, as applicable.
Section 5.9 Application of Redemption Payments. Redemptions of the Notes pursuant to this Article V shall be applied pro rata to the Outstanding Notes being redeemed.
ARTICLE VI
DEFAULTS AND REMEDIES
Section 6.1 Events of Default. Each of the following is an “Event of Default” with respect to the Notes:
(a) default for 30 days in payment of any interest or Additional Amounts on the Notes when the same becomes due and payable;
(b) default in payment of principal of or premium, if any, on the Notes when the same becomes due and payable, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise; and if the Company or any Subsidiary Guarantor is unable to make any such payment of principal of or premium, if any, on the Notes as a result of a material disruption in payment services in the United States or Argentina or a banking moratorium in the United States or Argentina, such failure continues for a period of five days;

(c) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under Section 4.1;
(d) failure by the Company to perform or observe any covenant or obligation with respect to the Notes, and such failure continues for 45 days, or, solely with respect to the provisions described under Section 3.8 or with respect to the Company’s obligation to provide the Trustee with copies of its quarterly and annual financial statements provided to the CNV, 15 days, after the Company has received written notice specifying such default and demanding that it be remedied;
(e) failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments against any of them, aggregating US$5.0 million or more, which judgment(s) are not paid, discharged or stayed for a period of 60 days or more;
(f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Restricted Subsidiary (or the payment of which is Guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or Guarantee now exists, or is created after the Closing Date, if that default:
(i) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness within any applicable grace period (a “Payment Default”); or
(ii) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates US$5.0 million or more;
(g) the occurrence of a Bankruptcy Law Event of Default; and
(h) except as permitted herein, any Subsidiary Guarantee is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Restricted Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.
The Company shall deliver to the Trustee, within ten business days after a Responsible Officer of the Company obtains actual knowledge thereof, written notice of any Default or Event of Default that has occurred and is still continuing, its status and what action the Company is taking or proposing to take in respect thereof. The Trustee may withhold notice to the holders of the Notes of any Default or Event of Default (except for an Event of Default specified in clauses (a) and (b) above) if the Trustee in good faith determines that it is in the interest of the holders of the Notes to do so.

Section 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(g)) hereof occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare the principal amount of (and all interest accrued thereon until the date of payment) all the Notes to be due and payable immediately. If an Event of Default specified in Section 6.1(g) hereof in respect of the Company shall have occurred, the principal amount of (and all interest accrued thereon until the date of payment) all the Notes shall be immediately due and payable without notice or any other act on the part of the Trustee or any Holder. Except in the case of nonpayment of principal (or premium, if any) or interest or Additional Amounts, if any, on the Notes that has become due solely because of acceleration, the Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Section 6.3 Other Remedies.
(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to enforce the performance of any provision of the Notes or this Indenture.
(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
Section 6.4 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (a) a Default in the payment of the principal of (or premium, if any), or interest, if any, or Additional Amounts, if any, on any Note or (b) a Default in respect of a provision hereof that under Article IX hereof cannot be amended without the consent of the Holder of each Outstanding Note.
Section 6.5 Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (i) such direction shall not be in conflict with any rule of law or with this Indenture and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity to its satisfaction.

Section 6.6 Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:
(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;
(2) the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder;
(3) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
Without prejudice to the abovementioned in this Section 6.6, each individual Holder shall have the right to initiate an action against the Company for the payment of any principal and/or interest past due on any Note, as the case may be as established by Article 29 of the Negotiable Obligations Law, such right will not be subject to any limitation.
Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, premium, if any, and Additional Amounts, if any, on such Note and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
Section 6.8 Collection Suit by Trustee. If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7. Subject to all provisions hereof and applicable law, the Holders of a majority in aggregate principal amount of the then Outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Section 6.9 Trustee May File Proofs of Claim, etc.
(a) In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under applicable law in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee may (irrespective of whether the principal of the Notes is then due):
(i) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company or any Subsidiary of the Company or their respective creditors or properties; and
(ii) collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.
Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.7.
(b) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
FIRST: to the Trustee for amounts due under Section 7.7;
SECOND: to the Agents for amounts due under Section 1.3 and the Trustee’s Representative in Argentina for amounts due under Section 7.11;
THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
FOURTH: to the Company or, to the extent the Trustee collects any amount pursuant to any Subsidiary Guarantee from any Subsidiary Guarantor, to such Subsidiary Guarantor.

The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
Section 6.11 Undertaking for Costs. All parties agree, and each Holder by its acceptance of its Notes shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes.
ARTICLE VII
TRUSTEE
Section 7.1 Duties of Trustee.
(a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b) Except during the continuance of a Default or an Event of Default:
(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii) in the absence of negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions, which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (it being understood that the Trustee need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i) this Section 7.1(c) does not limit the effect of Section 7.1(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, Section 6.5 or Section 6.8 or any other provision of this Indenture.
(d) The Trustee shall not be liable for interest on, or to invest, any money received by it except as the Trustee may agree in writing with the Company.
(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(f) No provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.
(h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
(i) Notwithstanding any provision contained herein to the contrary, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.
Section 7.2 Rights of Trustee.
(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document, instrument, opinion, direction, order, notice or request reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document, instrument, opinion, direction, order, notice or request.
(b) Before the Trustee acts or refrains from acting at the direction of the Company, it may require an Officers’ Certificate, advice of counsel and/or an Opinion of Counsel, and such Officers’ Certificate, advice and/or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted to be taken by it hereunder. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate, advice of counsel and/or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(f) The Trustee shall not be deemed to have notice of any Default or Event of Default (other than payment default under Section 6.1(a)(i) or Section 6.1(a)(ii) unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to a Default or Event of Default, such reference shall be construed to refer only to such Default or Event of Default for which the Trustee is deemed to have notice pursuant to this Section 7.2(g).
(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent, custodian and other Person or agent employed to act hereunder.
(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j) The permissive rights of the Trustee enumerated herein shall not be construed as duties.
(k) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances).
(l) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Cash Equivalents, (ii) using Affiliates to effect transactions in certain Cash Equivalents and (iii) effecting transactions in certain Cash Equivalents. Such compensation is not payable or reimbursable under Section 7.7 of this Indenture.
(m) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.
(n) To the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise.
(o) To help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.
Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Transfer Agent or other Agent hereunder may do the same with like rights. However, the Trustee must comply with Section 7.10.
Section 7.4 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any offering material or other document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder.

Section 7.5 Notice of Defaults. If a Default occurs hereunder with respect to the Notes, the Trustee shall promptly give the Holders of the Notes notice of such Default. In addition, if a Default or Event of Default occurs and is continuing and if it is a payment default or a Trust Officer has actual knowledge thereof, or has received written notice thereof pursuant to Section 7.2(f) the Trustee shall mail to each Holder, with a copy to the Company, notice of the Default or Event of Default within 45 days after the occurrence thereof. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.
Section 7.6 Report to Trustee. The Company agrees to promptly notify the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.
Section 7.7 Compensation and Indemnity.
(a) The Company shall pay to the Trustee a compensation equal to US$15,000.00 per annum, or such other reasonable amount as shall have been agreed upon by the Company and the Trustee in writing, for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. In no case may this compensation be made to be paid by the Holders. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture, except for any such expense as may arise from the Trustee’s negligence, willful misconduct or bad faith. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.
(b) The Company shall indemnify the Trustee and its officers, directors, employees and agents against any and all loss, damage, claim, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without negligence or willful misconduct on its part in connection with the acceptance or administration of this trust and the performance of its duties hereunder and/or the exercise of its rights hereunder, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs) against any claim or liability related to the exercise or performance of any of their rights, powers or duties hereunder and under any other agreement or instrument related thereto. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim if, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest or potential conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent.
(c) To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.

(d) The Company’s payment obligations pursuant to this Section 7.7 shall survive the payment of the Notes, the discharge or other termination of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Bankruptcy Law Event of Default, the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee’s rights as set forth in this Section 7.7 or Section 6.10.
(e) Subject to any other rights available to the Trustee under any applicable Bankruptcy Law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.2(g), the parties hereto and the Holders, by acceptance of the Notes, hereby agree that the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.
Section 7.8 Replacement of Trustee.
(a) The Trustee may resign at any time by so notifying the Company. In addition, the Holders of a majority in aggregate principal amount of the then Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. Moreover, if the Trustee is no longer eligible pursuant to Section 7.10 to act as such, or does not have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report or does not have its corporate trust office in the City of New York, New York, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. The Company shall remove the Trustee if:
(i) the Trustee fails to comply with Section 7.10;
(ii) the Trustee is adjudged bankrupt or insolvent;
(iii) a receiver or other public officer takes charge of the Trustee or its property; or
(iv) the Trustee otherwise becomes incapable of acting.
(b) If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the then Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders and, so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of such Exchange so require, the successor Trustee shall also publish notice as described in Section 10.1. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.
(e) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.
Section 7.9 Successor Trustee by Merger.
(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including this transaction) to, another corporation or national banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such Persons shall be otherwise qualified and eligible under this Article VII.
(b) In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
Section 7.10 Eligibility. The Trustee shall have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition.
Section 7.11 The Trustee’s Representative in Argentina.
(a) As long as it is required by Argentine law or by the CNV, the Trustee will have the Trustee’s Representative in Argentina for the sole purposes set forth in this Section 7.11.
(b) The duties of the Trustee’s Representative in Argentina shall be determined solely by the express provisions of this Indenture or as it may agree from time to time in writing with the Trustee, and the Trustee’s Representative in Argentina need perform only those duties that are specifically set forth in this Indenture and those agreed in writing with the Trustee. No implied covenants or obligations shall be read into this Indenture against the Trustee’s Representative in Argentina. The Trustee’s Representative in Argentina shall have only the rights and powers stated below. It is further acknowledged that the Trustee’s Representative in Argentina is not and shall not be considered as if it were a Trustee’s attorney-in-fact.

(c) The duties and rights of the Trustee’s Representative in Argentina are only: (i) to receive from Holders, the Company, Agents, and any governmental or regulatory authority or entity any and all letters, claims, requests, memorandums or any other document directed to the Trustee with respect to the Notes, (ii) to transmit, deliver or notify the Trustee of the reception of any and all of the mentioned documents by facsimile, within three Business Days of such reception, and (iii) respond or answer such letters, claims, requests, memoranda or documents, following the express written instructions of the Trustee and only if such instructions are given by the Trustee.
(d) The Trustee’s Representative in Argentina shall not be liable for any action it takes or omits to take in good faith and within its discretion and in accordance with the terms hereof, rights or powers.
(e) The Company shall pay to the Trustee’s Representative in Argentina from time to time, and the Trustee’s Representative in Argentina shall be entitled to, such compensation for its acceptance of this Indenture and its services hereunder, as shall have been agreed in writing between the Company and the Trustee’s Representative in Argentina. The Company shall reimburse the Trustee’s Representative in Argentina promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of Trustee’s Representative in Argentina’s agents, counsel and other persons not regularly in its employ.
(f) The Company agrees to indemnify and defend the Trustee’s Representatives in Argentina and its officers, directors, employees and agents for, and to hold each entity harmless against any losses, liabilities, claims, damages and/or expenses, including the fees and expenses of counsel incurred by it without negligence or willful misconduct on its part in connection with the performance of its duties or powers hereunder and the exercise of its rights hereunder, or under any related agreement.
Section 7.12 Paying Agent, Registrar and Luxembourg Paying Agent. The rights, protections and immunities granted to the Trustee under this Article VII including, without limitation, any right to be indemnified, shall apply mutatis mutandis to any Agent appointed pursuant to this Indenture.
ARTICLE VIII
DEFEASANCE; DISCHARGE OF INDENTURE
Section 8.1 Legal Defeasance and Covenant Defeasance.
(a) The Company may, at its option, at any time, upon compliance with the conditions set forth in Section 8.2, elect to have either Section 8.1(b) or Section 8.1(c) be applied to its obligations with respect to all Outstanding Notes.

(b) Upon the Company’s exercise under Section 8.1(a) of the option applicable to this Section 8.1(b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.2, be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes and all such amounts as shall be due and payable under this Indenture on the 91st day after the deposit specified in Section 8.2(a) (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of the sections of this Indenture referred to in clause (i) or (ii) of this Section 8.1(b), and the Company shall have been deemed to have satisfied all their other obligations under such Notes, and hereunder (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:
(i) the rights of Holders to receive solely from the trust described in Section 8.2(a) below, as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due,
(ii) the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments,
(iii) the rights, powers, trusts, duties, protections, benefits, indemnities and immunities of the Trustee as described in Article VII and hereunder and the Company’s obligations in connection therewith, and
(iv) this Article VIII.
Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.1(b) notwithstanding the prior exercise of its option under Section 8.1(c).
(c) Upon the Company’s exercise under Section 8.1(a) of the option applicable to this Section 8.1(c), the Company and its Restricted Subsidiaries shall be, subject to the satisfaction of the applicable conditions set forth in Section 8.2, released and discharged from their obligations under the covenants (including, without limitation, the obligations contained in Section 3.4, Section 3.7, Section 3.8, Section 3.10, Section 3.11, Section 3.12, Section 3.13, Section 3.14, Section 3.15, Section 3.17, Section 3.18, and Section 3.22 with respect to the Outstanding Notes and the operation of Sections 6.1(a)(iv), (v), (vi), (vii), (viii) but only as it applies to any Restricted Subsidiary, and (ix) shall terminate on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default with respect to the Notes under Section 6.1(a)(iii) but, except as specified above, the remainder hereof and such Notes shall be unaffected thereby.

Section 8.2 Conditions to Defeasance. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:
(a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms shall provide money in an amount, or in any combination thereof, in each case, sufficient to pay and discharge the principal of each installment of principal and interest, if any, on the outstanding Notes on the dates such payments are due, in accordance with the terms of the Notes, to and including the redemption date irrevocably designated by the Company pursuant to the final paragraph of this Section 8.2 on the day on which payments are due and payable in accordance with the terms of this Indenture and of the Notes;
(b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;
(c) no Default or Event of Default (including by reason of such deposit) shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;
(d) the Company shall have delivered to the Trustee an opinion of recognized U.S. counsel independent of the Company to the effect: (i) that the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge of certain obligations, which in the case of Section 8.1 hereof must be based on a change in law or a ruling by the U.S. Internal Revenue Service; and (ii) that the defeasance trust is not or is not required to be registered, or is registered as, an investment company under the Investment Company Act of 1940, as amended; and
(e) the Company delivers to the Trustee an Opinion of Counsel and an Officers’ Certificate as to compliance with all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of the Notes.
Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article V hereof.

If the Company has deposited or caused to be deposited money or U.S. Government Obligations to pay or discharge the principal of (and premium, if any) and interest, if any, on the outstanding Notes to and including a redemption date on which all of the outstanding Notes are to be redeemed, such redemption date shall be irrevocably designated by a resolution of the Board of Directors of the Company delivered to the Trustee on or prior to the date of deposit of such money or U.S. Government Obligations, and such resolution shall be accompanied by an irrevocable Company request that the Trustee give notice of such redemption in the name and at the expense of the Company not less than 30 nor more than 60 days prior to such redemption date in accordance with this Indenture.
Section 8.3 Application of Trust Money. The Trustee shall hold in trust U.S. Dollars or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the U.S. Dollars from U.S. Government Obligations, together with earnings thereon, through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Dollars or U.S. Government Obligations held by it as provided in this Section 8.3 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.4 Repayment to Company.
(a) The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.
(b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.
Section 8.5 Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations deposited with the Trustee pursuant to this Article VIII.
Section 8.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Dollars or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Dollars or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Dollars or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 8.7 Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for herein) as to all Outstanding Notes, and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
(a) either:
(i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or
(ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company or any Restricted Subsidiary has irrevocably deposited or caused to be deposited with the Trustee, as funds in trust solely for the benefit of the holders, cash in U.S. dollars in amounts as will be sufficient without reinvestment to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium and Additional Amounts, if any, accrued and unpaid interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment and all other amounts due hereunder;
(b) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Restricted Subsidiary is a party or by which the Company or any Restricted Subsidiary is bound;
(c) the Company or any Restricted Subsidiary paid or caused to be paid all sums payable by it under this Indenture;
(d) the Company delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be; and
(e) the Company delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

ARTICLE IX
AMENDMENTS
Section 9.1 Without Consent of Holders.
(a) The Company and the Trustee may amend, modify or supplement this Indenture and the Notes without notice to or consent of any Holder:
(i) to cure any ambiguity, omission, defect or inconsistency contained therein;
(ii) to provide for the assumption by a successor Person of the obligations of the Company under this Indenture;
(iii) to secure the Notes
(iv) to add Subsidiary Guarantees or additional Guarantees with respect to the Notes or release the Subsidiary Guarantee of a Restricted Subsidiary in accordance with the terms of this Indenture;
(v) to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;
(vi) to provide for the issuance of Additional Notes in accordance with Section 2.14;
(vii) to add an Event of Default for the benefit of the Holders;
(viii) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the U.S. Trust Indenture Act of 1939, as amended;
(ix) to conform the terms of this Indenture or the Notes with the description thereof set forth in the “Description of the Notes” section of the Pricing Supplement and Offering Memorandum;
(x) to evidence the replacement of the Trustee as provided for under this Indenture; or
(xi) for any other purpose that the parties hereto may mutually deem necessary or desirable; provided in each such case that any such modification or amendment does not adversely affect the interests of Holders in any respect.
(b) In formulating its opinion on the foregoing, the Trustee shall be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel and an Officers’ Certificate.

(c) After an amendment under this Section 9.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.
(d) Promptly after the execution by the Company and the Trustee of any modification, amendment or supplement to the Indenture pursuant to the provisions of this Section 9.1, the Company shall give notice thereof to the Holders, the CNV and the BASE, setting forth in general terms the substance of such modifications, amendments or supplements.
Section 9.2 With Consent of Holders.
(a) Modifications to, amendments of, and supplements to, this Indenture or the Notes not set forth under Section 9.1 may be made with the consent of the Holders of a majority in principal amount of the then Outstanding Notes issued under this Indenture, except that, without the consent of each Holder affected thereby, no amendment may:
(i) reduce the percentage of the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;
(ii) reduce the rate of or change or have the effect of changing the time for payment of interest on any Notes;
(iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;
(iv) make any Notes payable in currency other than that stated in the Notes;
(v) make any change in the provisions of this Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;
(vi) amend, change or modify in any material respect any obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Disposition that has been consummated;
(vii) make any change to Section 3.19 that adversely affects the rights of any Holder or amend the terms of the Notes in a way that would result in a loss of exemption from any applicable taxes; and
(viii) make any change to the provisions of this Indenture or the Notes that adversely affects the ranking of the Notes, provided, that a change to Section 3.8 or Section 3.10 shall not adversely affect the ranking of the Notes.

(b) Promptly after the execution by the Company and the Trustee of any modification, amendment or supplement to the Indenture pursuant to the provisions of this Section 9.2(a), the Company shall give notice thereof to the Holders, the CNV and the BASE, setting forth in general terms the substance of such modifications, amendments or supplements.
Section 9.3 Revocation and Effect of Consents and Waivers.
(a) A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, except as otherwise provided in this Article IX. An amendment, supplement or waiver under Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.2.
(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the relevant action for which such consent was granted was effectively taken.
Section 9.4 Notation on or Exchange of Notes. If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall execute and upon Company Order the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.
Section 9.5 Trustee to Sign Amendments and Supplements. The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1 and Section 7.2) shall be fully protected in conclusively relying upon, such evidence as it deems appropriate, including, without limitation, the documents required by Section 10.2 and solely on an Opinion of Counsel and Officers’ Certificate, each stating that such amendment or supplement is authorized or permitted hereby.

Section 9.6 Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a percentage in principal amount of the Holders, whether specified herein or in the Notes, as applicable, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.
Section 9.7 Holders to be Treated as Owners. The Company, the Trustee, the Agents and any agent of the Company, the Trustee or the Agents may deem and treat any Person in whose name any Note shall be registered upon the Register as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Note (including Additional Amounts) and for all other purposes; and none of the Company, the Trustee, any Agent or any agent of the Company, the Trustee or any Agent shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for moneys payable upon any such Note.
Section 9.8 Noteholders Meeting; Consent.
(a) Each of the Company (through its Board of Directors or its statutory auditors’ committee) and the Trustee may at any time call a meeting of the Holders for the purpose of entering into a supplemental indenture or waiving an existing default. In addition, a meeting of the Holders may be called by the Trustee or the Company (acting through its Board of Directors or its statutory auditors’ committee) upon the request of the Holders of at least 5% in aggregate principal amount of the outstanding Notes, or by the Company acting through its Board of Directors or its statutory auditors’ committee) at its discretion, pursuant to the Negotiable Obligations Law. Meetings shall be held simultaneously in the City of Buenos Aires and in New York City by any means of telecommunications which permit the participants to hear and speak to each other, and any such simultaneous meeting shall be deemed to constitute a single meeting for purposes of the quorum and voting percentages applicable to such meeting. If a meeting is being held pursuant to a request of Holders, the agenda for such meeting shall be that set forth in the request made by such Holders, and such meeting shall be held within 40 days from the date such request is received by the Company or the Trustee. Notice of any meeting of Holders, setting forth the date, time and place of such meeting and the agenda therefor (which shall describe in general terms the action proposed to be taken and the requirements for attendance) shall be given by the Company or the Trustee, as applicable, at the expense of the Company as specified in Section 10.1 at least twice; the first such notice shall be given not less than 20 nor more than 180 days prior to the date set for the meeting and, in addition, shall be published (in Spanish) on five different days, not less than 10 days nor more than 30 days prior to the date set for the meeting, in the Official Gazette of the Republic of Argentina (Boletín Oficial de la República Argentina), in the Daily Bulletin of the BASE and in another widely circulated newspaper in Argentina. To be entitled to vote at any meeting of Holders a Person shall be (i) a Holder of one or more Notes as of the relevant Record Date or (ii) a Person appointed by a Holder in writing as a proxy for a Holder of one or more Notes. The Company, by or pursuant to a resolution of its Board of Directors, may set a Record Date for purposes of determining the identity of Holders entitled to vote, which Record Date may be set at any time or from time to time by notice in writing to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than ten days prior to the proposed date of such vote, and thereafter, notwithstanding any other provisions hereof, only Holders of record on such Record Date will be entitled to so vote or give such consent or revoke such vote or consent.
(b) Meetings of Holders may be ordinary (“Ordinary Meetings”) or extraordinary (“Extraordinary Meetings”). The Company shall inform the Trustee whether any meeting shall be an Ordinary Meeting or an Extraordinary Meeting, which determination the Trustee shall be entitled to conclusively rely upon. Amendments or supplements hereto or to the Notes or waivers of any provision hereof or thereof approved at a meeting of Holders may only be approved at an Extraordinary Meeting (or at a second adjourned Extraordinary Meeting) by the affirmative vote of a majority in aggregate principal amount of the Notes then outstanding, except as contemplated herein. The persons entitled to vote that represent 60% (in the case of an Extraordinary Meeting) or a majority (in the case of an Ordinary Meeting) in aggregate principal amount of the Notes at the time outstanding shall constitute a quorum at any such meeting of Holders. No meeting shall be held in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall be adjourned for a period of not less than one hour or more than 30 days, as determined by the chairman of the meeting who shall keep an attendance record. If notice to reconvene any adjourned meeting is not simultaneously given with the notice of the meeting, additional notice shall be given as provided above and published in the Official Gazette of the Republic of Argentina and in another widely circulated newspaper in Argentina, except that such notice need be published only for three days, not less than eight days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall expressly state the aggregate principal amount of Notes, which shall constitute a quorum at said meeting.
(c) At any meeting of Holders, each Holder, or its attorney-in-fact, shall be entitled to cast one vote for each U.S. dollar of the principal amount of the applicable amount of the Notes that it holds.
(d) The Holders may act, in lieu of a meeting, through unanimous consent.

ARTICLE X
MISCELLANEOUS
Section 10.1 Notices.
(a) Any notice, agreement, direction, instruction, request, demand or other communication that by any provision of this Indenture is required or permitted to be given or served by the Trustee, any Agent or by the Holders to or on the Company or by the Company to or on the Trustee, any Agent or any Holder, shall be in writing and shall be sufficient for every purpose hereunder if given or served by facsimile transmission or other electronic transmission or by courier (except as otherwise specifically provided herein) or by mail addressed (until another address of the Company is filed by the Company with the Trustee) to Tarjeta Naranja S.A., Calle Sucre 541, City of Cordoba, Province of Cordoba, Argentina, Attention: Susana Bergero or Silvia Santiso, Fax: (03-51) 420-9779. Any notice, agreement, direction, instruction, request, demand or other communication by the Company or any Holder to or upon the Trustee, or any Agent shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt and if given or made at the Corporate Trust Office of the Trustee by an internationally recognized courier or by facsimile or other electronic transmission. Any notice, agreement, direction, instruction, request, demand or other communication that by any provision of this Indenture is required or permitted to be given or served to or on the Trustee’s Representative in Argentina, Argentine Transfer Agent, Argentine Paying Agent or Argentine Registrar, as the case may be, shall be sufficient for every purpose hereunder if given by courier (except as otherwise specifically provided herein) or by mail addressed (until another address of the Trustee’s Representative in Argentina, Argentine Registrar, Argentine Paying Agent and Argentine Transfer Agent is provided to the Trustee and the Company) at the Corporate Trust Office of the Trustee’s Representative in Argentina. Any notice, agreement, direction, instruction, request, demand or other communication that by any provision of this Indenture is required or permitted to be given or served to or on the Luxembourg Paying Agent or Luxembourg Transfer Agent, as the case may be, shall be in writing and shall be sufficient for every purpose hereunder if given by courier, by facsimile transmission or other electronic transmission or by mail addressed (until another address of the Luxembourg Paying Agent and Luxembourg Transfer Agent is provided to the Trustee and the Company) to The Bank of New York Mellon (Luxembourg) S.A., Vertigo Building — Polaris, 2-4 rue Eugène Ruppert, L-2453, Grand Duchy of Luxembourg, Attention: Andres Camacho, Fax: (+352) 24 52 4204.
In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, agreements, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, agreements, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, agreements, directions, reports, notices or other communications or information to the extent in accordance with the terms hereof. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, agreements, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, agreements, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
(b) From and after the date the Notes are listed on the BASE and admitted for trading on the MAE, all notices to Holders shall be published in the Bulletin of the Buenos Aires Stock Exchange and in a widely circulated newspaper in Argentina, which is expected to be La Nación. From and after the date the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and so long as required by the rules of such exchange, all notices to Holders shall be published in English:
(i) in a leading newspaper having a general circulation in Luxembourg; or
(ii) if such Luxembourg publication is not practicable, in one other leading English language newspaper being published on each day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions.
In lieu of the foregoing, the Company may publish notices to Holders of Notes via the website of the Luxembourg Stock Exchange at www.bourse.lu; provided that such method of publication satisfies the rules of such Exchange.
(c) Notices shall be deemed to have been given on the date of mailing or of publication as aforesaid in Section 10.1(b) or, if published on different dates, on the date of the first such publication. In addition, notices shall be delivered to Holders of Notes at their registered addresses.
(d) Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
(e) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
Section 10.2 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 10.3 Statements Required in Officers’ Certificate or Opinion of Counsel. Each certificate or opinion, including each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(a) a statement substantially to the effect that the individual making such certificate or opinion has read such covenant or condition;
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c) a statement substantially to the effect that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.
Section 10.4 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
Section 10.5 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City, United States or Buenos Aires, Argentina. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
Section 10.6 Governing Law, etc.
(A) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT ALL MATTERS RELATING TO THE DUE AUTHORIZATION, EXECUTION, ISSUANCE AND DELIVERY OF THE NOTES BY THE COMPANY, AND MATTERS RELATING TO THE LEGAL REQUIREMENTS NECESSARY IN ORDER FOR THE NOTES TO QUALIFY AS “NEGOTIABLE OBLIGATIONS” UNDER ARGENTINE LAW, SHALL BE GOVERNED BY THE NEGOTIABLE OBLIGATIONS LAW AND ANY OTHER APPLICABLE ARGENTINE LAWS AND REGULATIONS.

(b) EACH OF THE PARTIES HERETO AND EACH HOLDER BY ITS ACCEPTANCE OF A NOTE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(c) Each of the parties hereto:
(i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. federal or New York state court sitting in The City of New York, New York, provided that the Company agrees that any suit, action, or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any court sitting in the City of Buenos Aires, the BASE’s Arbitral Tribunal, and any competent court in the place of its corporate domicile;
(ii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding;
(iii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such courts has been brought in an inconvenient forum and any right to the jurisdiction of any other courts to which it may be entitled on account of place of residence or domicile; and
(iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment.
(d) The Company has appointed CT Corporation System, as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes which may be instituted in any New York state or U.S. federal court in The City of New York, New York. The Company represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Notes remain outstanding. The Company agrees that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Company of a successor agent in The City of New York, New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.
(e) To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Indenture or the Notes.

(f) Nothing in this Section 10.6 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.
Section 10.7 No Recourse Against Others. No past, present or future incorporator, director, officer, employee, shareholder or controlling person, as such, of the Company shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for issuance of the Notes.
Section 10.8 Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes; provided that under Article 34 of the Negotiable Obligations Law, the Directors and members of the Supervisory Committee shall be jointly and severally liable for damages to the Holders arising from any violation of the Negotiable Obligations Law.
Section 10.9 Successors. All agreements of the Company in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
Section 10.10 Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement. This Indenture may also be executed in Argentina via the exchange of an offer letter and an acceptance letter, and delivery of such letters shall be effective as delivery of an executed counterpart of this Indenture.
Section 10.11 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 10.12 Currency Indemnity. U.S. Dollars are the sole currency of account and payment for all sums payable by the Company, and any Subsidiary Guarantor, under or in connection with the Notes, this Indenture or such Subsidiary Guarantee. Any amount received or recovered in respect of such obligations in currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company, any Subsidiary or otherwise) by the Trustee, a Paying Agent or any Holder of the Notes in respect of any sum expressed to be due to it from the

Company, and any Subsidiary Guarantor, shall only constitute a discharge of it under the Notes, this Indenture and the Subsidiary Guarantee only to the extent of the U.S. Dollars amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so), acting reasonably. If that U.S. Dollars amount is less than the U.S. Dollars amount expressed to be due to the recipient under the Notes, this Indenture or the Subsidiary Guarantee, the Company, and any Subsidiary Guarantor, shall indemnify the recipient against any loss sustained by it in making any such purchase. In any event, the Company shall indemnify the Holder against the cost of making any purchase of U.S. Dollars. For the purposes of this Section 10.12, it shall be sufficient for the Trustee, Paying Agent and/or Holder of a Note to certify in a satisfactory manner that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable) and that the change of the purchase date was needed.
The indemnities of the Company, and any Subsidiary Guarantor, contained in this Section 10.12, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Company and the Restricted Subsidiaries under this Indenture and the Notes; (ii) shall give rise to a separate and independent cause of action against the Company; (iii) shall apply irrespective of any indulgence granted by any Holder of the Notes from time to time; (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes; and (v) shall survive the termination of this Indenture.
Section 10.13 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

TARJETA NARANJA S.A.

By:

Name:
	Title:	Authorized Signatory

The Bank of New York Mellon
as Trustee, Co-Registrar, Principal Paying
Agent and Principal Transfer Agent

By:

Name:
Title:

Solely for the purposes of accepting the
appointment of Luxembourg Paying Agent
and Luxembourg Transfer Agent together
with the rights, protections and immunities
granted to the Trustee under Article VII, which shall
apply mutatis mutandis to the Luxembourg
Paying Agent:

The Bank of New York
Mellon (Luxembourg) S.A.
as Luxembourg Paying Agent

By:
Name:
Title:

Banco de Valores S.A.

By:
Name:
Title:

EXHIBIT A
FORM OF NOTE
Pursuant to the Company’s Program, established pursuant to shareholders’ meetings of the Company held on July 14, 2005, March 3, 2006 and October 31, 2007 and a meeting of the Board of Directors of the Company held on September 7, 2005 (authorized pursuant to Resolution No. 15,220 of October 26, 2005, Resolution No. 15,361 of March 23, 2006 and Resolution No. 15,785 of November 16, 2007 of the CNV, the issuance of the Class XIII Notes represented hereby has been resolved and approved, pursuant to a resolution of the Board of Directors of the Company dated December 7, 2010, and authorized by the CNV on January 14, 2011.
The Company was organized as a corporation with limited liability (sociedad anónima) under the laws of Argentina on September 1, 1995, and registered with the Public Registry of Commerce of the Province of Cordoba under No. 1363, File No. 5857, Book 24 of 1995, on December 12, 1995, with a duration of 99 years from such registration date, and its registered domicile is at Calle Sucre 151 (X5000JWC), City of Cordoba, Province of Cordoba, Argentina.
In accordance with Article 3 of the by-laws of the Company, the Company’s corporate purpose is to create, develop, direct, manage, market and operate credit, ATM, debit and related cards, on its own behalf, on behalf of third parties and/or together with third parties. The Company may also invest in other companies rendering services related to the financial industry as permitted by the Central Bank of Argentina. The Company has full power and authority to hold assets (including rights), incur obligations and perform any such acts related to its corporate purpose, to the extent not otherwise prohibited by applicable law or the Company’s bylaws. Amendments to the Company’s corporate purpose must be previously approved by the Financial Institutions Supervisory Authority (Superintendencia de Entidades Financieras y Cambiarias) of the Argentine Central Bank.
The authorized capital of the Company as of September 30, 2010, the date of its most recent financial statements, was AR$24,000,000, and its shareholders’ equity was AR$817,928,884.

As of the date hereof, the Company has cancelled in full the series of notes issued under the program authorized by CNV Resolution No. 12.587 dated March, 11, 1999, in accordance with the following order: on October 26, 1999, Series I Notes; on March 22, 2000, Series II Notes; on April 25, 2000, Series III Notes; on September 19, 2000, Series IV Notes; on October 24 , 2000, Series V Notes; on December 27, 2000, Series VI Notes; on December 19, 2000, Series VII Notes; on January 23, 2001, Series VIII Notes; on March 20, 2001, Series IX Notes; on March 27, 2001, Series X Notes; on April 24, 2001, Series XI Notes; on May 10, 2001, Series XII Notes; on May 29, 2001, Series XIII Notes; on July 17, 2001, Series XIV Notes; on June 8, 2001, Series XV Notes; on August 8, 2001, Series XVI Notes; on August 28, 2001, Series XVII Notes; on December 5, 2001, Series XVIII Notes; on August 31, 2001, Series XIX Notes; on October 9, 2001, Series XX Notes; on October 30, 2001, Series XXI Notes; on October 30, 2001, Series XXII Notes; on December 11, 2001, Series XXIII Notes; on January 30, 2002, Series XXIV Notes; on March 5, 2002, Series XXV Notes; on January 11, 2002, Series XXVI Notes; on December 27, 2002, Series XXVII Notes; on May 31, 2002, Series XXVIII Notes; on June 28, 2002, Series XXIX Notes. Furthermore, under the program authorized by CNV Resolution No. 14.920 dated November 7, 2004, the Company has cancelled on November 14, 2005 the Series I Notes; on March 13, 2006 the Series II Notes; on November 8, 2006, the Series III Notes; and on September 15, 2006 the Series IV Notes. Furthermore, under the Program, the Company has cancelled its Class I Notes on their maturity date of December 14, 2007; Class II Notes on their maturity date of December 14, 2008; Class V Notes on their maturity date of September 4, 2008; Class VII Notes on their maturity date of July 13, 2009; Class VIII Notes on their maturity date of August 30, 2009; its Class IV Notes issued on November 29, 2006 with a maturity date of November 29, 2011 and Class V has been issued on 10 September 2007 with a maturity date on September 4, 2008, Class VII was issued on 18 June 2008 and matured on July 18, 2009, The class VIII has been issued on 4 September 2008 and matured on August 31, 2009, Class IX has been issued dated August 31, 2009, as Series I maturity date was September 1, 2010 and Series II will expire on August 31, 2011, the Class X has been issued on May 6, 2010 and its maturity will occur on January 31, 2011, Class XI has been issued dated 10 September 2010 and its maturity will occur on June 7, 2011 and Class XII has been issued on 10 September 2010 and its maturity will occur on September 10, 2011. The issuer states that Class VI has not been issued.

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
Include the following Private Placement Legend on all Restricted Notes:
THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (i) TO TARJETA NARANJA S.A., (ii) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (iii) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, (iv) OUTSIDE OF THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (v) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

IF REQUESTED BY TARJETA NARANJA S.A. OR BY ANY INITIAL PURCHASER SET FORTH IN THE APPLICABLE OFFERING DOCUMENTS, THE TRANSFEREE AGREES TO PROVIDE THE INFORMATION NECESSARY TO DETERMINE WHETHER THE TRANSFER OF THIS NOTE IS PERMISSIBLE UNDER THE SECURITIES ACT. THIS SECURITY AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATED TO THE RESALE OR TRANSFER OF RESTRICTED NOTES GENERALLY. BY THE ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF SHALL BE DEEMED TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ONLY AT THE OPTION OF TARJETA NARANJA S.A.

FORM OF FACE OF NOTE
TARJETA NARANJA S.A.
9.0% SENIOR NOTES DUE 2017

No. [_____]	Principal Amount U.S.$[_____]
[If the Note is a Global Note include the following two lines:
as revised by the Schedule of Increases and
Decreases in Global Note attached hereto]

[If the Note is a Global
Rule 144A Note, insert:
CUSIP NO.]

[If the Note is a Global
Regulation S Note, delete the
reference to CUSIP NO. and
replace it with:
ISIN NO.]
Tarjeta Naranja S.A., a corporation (sociedad anónima) formed in Argentina, promises to pay to Cede & Co., the nominee for The Depository Trust Company, or registered assigns, the principal sum of [_____] U.S. Dollars [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on [_____], 2017.

Interest Rate:	9.0%

Interest Payment Dates:	January 28 and July 28 of each year, commencing on July 28, 2011

Principal Payment Dates:	January 28, 2015, January 28, 2016 and January 28, 2017

Record Dates:	January 13 and July 13

Additional provisions of this Note are set forth on the other side of this Note.

TARJETA NARANJA S.A.

By:
Name:
Title:

By:
Name:
Title:
TRUSTEE’S CERTIFICATE OF
     AUTHENTICATION

The Bank of New York Mellon,
as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.

By:
	Authorized Signatory	Date: _____

FORM OF REVERSE SIDE OF NOTE
1. Interest
Tarjeta Naranja S.A., a corporation (sociedad anónima) formed in Argentina (and its successors and assigns under the Indenture hereinafter referred to, the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.
The Company shall pay interest semi-annually in arrears on each Interest Payment Date of each year, commencing on July 28, 2011. Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from January 28, 2011. The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
The Company shall pay the percentage of original principal amount on each Principal Payment Date to the person in whose name a Note is registered at the close of business on the preceding Record Date as set forth below:

	Percentage of Original
	Principal
Scheduled Payment Date	Amount Payable	Principal Amount Payable
January 28, 2015	33.33%	U.S.$66,660,000.00
January 28, 2016	33.33%	U.S.$66,660,000.00
January 28, 2017	33.34%	U.S.$66,680,000.00
The Company shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest (“Defaulted Interest”) without regard to any applicable grace periods at the interest rate shown on this Note, as provided in the Indenture.
All payments made by the Company in respect of the Notes shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of any jurisdiction where the Company is incorporated or resident for tax purposes or from or through which any payment in respect of the Notes is made by the paying agent or the Company, or any political subdivision thereof (a “Relevant Jurisdiction”), or any taxing authority of a Relevant Jurisdiction, unless such withholding or deduction is required by law or by the interpretation or administration thereof. In that event, the Company shall pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.

2. Method of Payment
Prior to 11:00 a.m. (New York City time) on the Business Day prior to the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date; provided that (i) if and to the extent the Company shall default in the payment of the interest (including Additional Amounts) due on such interest payment date for such Note, such defaulted interest (including Additional Amounts) shall be paid to the Persons in whose names such Note is registered at the close of business on a special record date (which shall be not less than 15 days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Holders of Notes not less than 15 days preceding such special record date and (ii) interest payable at Stated Maturity or upon acceleration will be payable to the person to whom principal shall be payable. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in U.S. Dollars.
Payments in respect of Notes represented by a Global Note (including principal and interest) shall be made by the transfer of immediately available funds to the accounts specified by DTC. None of the Company, the Trustee or any Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests. The Company shall make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least U.S.$1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account.
3. Paying Agent and Registrar
Initially, The Bank of New York Mellon (the “Trustee”), shall act as Trustee, Paying Agent and Registrar, Banco de Valores, S.A., shall act as Argentine registrar, paying agent, transfer agent and representative of the Trustee in Argentina, and The Bank of New York Mellon (Luxembourg) S.A., shall act as Luxembourg paying agent and transfer agent. The Company may appoint and change any Paying Agent, Registrar without notice to any Holder. The Company may act as Paying Agent, Registrar.

4. Indenture
The Company originally issued the Notes under an Indenture, dated as of January 28, 2011 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Trustee, Banco de Valores, S.A., as Argentine registrar, paying agent and transfer agent and representative of the Trustee in Argentina and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent and transfer agent. The terms of the Notes include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.
The Notes are senior unsecured obligations of the Company. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Additional Notes. All Notes shall be treated as a single class of securities under the Indenture.
The Indenture imposes certain limitations, subject to certain exceptions, on, among other things, the ability of the Company and its Subsidiaries to Incur Indebtedness, make Restricted Payments, incur Liens, make Asset Dispositions, enter into transactions with Affiliates, or consolidate or merge or transfer or convey all or substantially all of the Company’s assets.
5. Optional Redemption
(a) Optional Redemption with a Make-Whole Premium. At any time prior to January 28, 2014, the Company shall have the right, at its option, to redeem any of the Notes, in whole or in part, at any time or from time to time prior to their maturity at a redemption price equal to 100% of the principal amount of such Notes plus the Applicable Premium (as defined in the Indenture) and accrued and unpaid interest, if any, to but excluding the applicable date of redemption (subject to the rights of holders of Notes on the relevant Record Date to receive interest due on the relevant interest payment date); provided that at least $100 million in principal amount of the Notes remains outstanding after such redemption. The Company shall be responsible for calculating any Applicable Premium.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. or their respective affiliates which are primary United States government securities dealers and not less than two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date.
(b) Optional Redemption Without a Make-Whole Premium. At any time, or from time to time on or after January 28, 2014 the Company may redeem the Notes, at its option, in whole or in part, at the following redemption prices, expressed as percentages of the principal amount on the redemption date, plus any accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on January 28 of any year set forth below:

Year	Percentage
2014	109.00%
2015	104.50%
2016	102.25%
(c) Optional Redemption Upon Tax Event. The Notes may be redeemed at the Company’s election, as a whole, but not in part, by the giving of notice as provided in the Indenture, at a price in U.S. dollars equal to the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) or treaties of Argentina or any political subdivision or taxing authority thereof or therein, or any change in the official application, administration or interpretation of such laws, regulations, rulings or treaties in Argentina, the Company has or will become obligated to pay Additional Amounts on the Notes, if such change or amendment is announced on or after the Closing Date and such obligation cannot be avoided by the Company taking reasonable measures available to it; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts, were a payment in respect of the Notes then due.

Notice of any redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each holder of Notes to be redeemed.
Prior to the giving of notice of redemption of such Notes pursuant to the Indenture, the Company will deliver to the Trustee an Officers’ Certificate and a written opinion of recognized Argentine counsel, independent of the Company, to the effect that all governmental approvals necessary for the Company to effect such redemption have been or at the time of redemption will be obtained and in full force and effect and that the Company is entitled to effect such a redemption pursuant to the Indenture, and setting forth, in reasonable detail, the circumstances giving rise to such right of redemption.
Unless the Company defaults in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes.
(e) Optional Redemption Procedures. If fewer than all of the Notes are being redeemed, the Notes to be redeemed shall be selected pro rata by DTC in the case of Notes represented by a Global Note or by the Trustee pro rata. No Notes of a principal amount of U.S.$2,000 or less may be redeemed in part and Notes of a principal amount in excess of U.S.$2,000 may be redeemed in part in multiples of U.S.$1,000 only. Once notice of redemption is sent to the holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and, commencing on the redemption date, Notes redeemed will cease to accrue interest if the redemption price is paid in full.
Notice of any redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 90 days before the redemption date to Holders of Notes to be redeemed at their respective registered addresses. If Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. For so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, and the rules of such Exchange require, the Company shall cause notices of redemption to also be published as provided under Section 10.1 of the Indenture. A new Note in a principal amount equal to the unredeemed portion thereof, if any, shall be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate).
Notes called for redemption shall become due on the date fixed for redemption. The Company shall pay the redemption price for any Note together with accrued and unpaid interest thereon through the date of redemption. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture. Upon redemption of any Notes by the Company, such redeemed Notes shall be cancelled.

6. Mandatory Repurchase Provisions
(a) Change Of Control Offer. Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require that the Company purchase all or a portion (in integral multiples of U.S.$1,000, provided that the principal amount of such Holder’s Note will not be less than U.S.$2,000) of the Holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, and Additional Amounts, if any, through the date of purchase. Within 45 days following the date upon which the Change of Control occurred, the Company must make a Change of Control Offer pursuant to a Change of Control Notice and, so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, and the rules of such Exchange so require, publish the Change of Control Offer in a newspaper having general circulation in Luxembourg or, if such Luxembourg publication is not practicable, in one other leading English language newspaper. As more fully described in the Indenture, the Change of Control Notice shall state, among other things, the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by applicable law.
(b) Asset Sale Offer. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Disposisitons. In the event the proceeds from a permitted Asset Disposition exceed certain amounts and are not applied as specified in the Indenture, the Company shall be required to make an Asset Sale Offer to purchase to the extent of such remaining proceeds each Holder’s Notes together with holders of certain other Indebtedness at 100% of the principal of and accrued and unpaid interest (if any) to the Asset Sale Offer Payment Date, as more fully set forth in the Indenture.
7. Denominations; Transfer; Exchange
The Notes are in fully registered form without coupons, and only in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.
8. Persons Deemed Owners
The registered holder of this Note shall be treated as the owner of it for all purposes.
9. Unclaimed Money
If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10. Discharge Prior to Redemption or Maturity
Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee funds or U.S. Dollars for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.
11. Amendment, Waiver
(a) Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may, among other things, amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency; to provide for the assumption by a successor Person of the obligations of the Company under the Indenture; to secure the Notes; to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; to add an Event of Default for the benefit of the Holders; to conform the text of the Indenture or the Notes with the description thereof set forth in the “Description of the Notes” section of the Pricing Supplement and Offering Memorandum; to comply with any requirement of the SEC in connection with the qualification of the Indenture under the U.S. Trust Indenture Act of 1939, as amended; to evidence the replacement of the Trustee as provided for under the Indenture; or to make any other amendment, modification or supplement not adverse to the Holders in any respect.
(b) Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Outstanding Note) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. However, without the consent of each Holder affected thereby, no amendment may, among other things, reduce the percentage of the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver; reduce the rate of or change or have the effect of changing the time for payment of interest on any Notes; reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor; make any Notes payable in money other than that stated in the Notes; make any change in the provisions of the Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on the Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; amend, change or modify in any material respect any obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Disposistion that has been consummated; make any change in the Additional Amounts provisions of the Indenture that adversely affects the rights of any Holder or amend the terms of the Notes in a way that would result in a loss of exemption from any applicable taxes; or make any change to the provisions of the Indenture or the Notes that adversely affects the ranking of the Notes; provided, that a change to Section 3.8 or Section 3.10 of the Indenture shall not adversely affect the ranking of the Notes.

12. Defaults and Remedies
If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default, which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.
13. Trustee Dealings with the Company
Subject to certain limitations set forth in the Indenture, the Trustee and the Agents under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
14. No Recourse Against Others
No past, present or future incorporator, director, officer, employee, shareholder or controlling person, as such, of the Company, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
15. Authentication
This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.
16. Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17. CUSIP or ISIN Numbers
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP or ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
18. Governing Law
This Note shall be governed by, and construed in accordance with, the laws of the State of New York provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Company, and matters relating to the legal requirements necessary in order for the Notes to qualify as “negotiable obligations” under Argentine law, shall be governed by the Negotiable Obligations Law and any other applicable Argentine laws and regulations.
19. Currency of Account; Conversion of Currency.
U.S. Dollars are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or the Indenture. The Company shall indemnify the Holders as provided in respect of the conversion of currency relating to the Notes and the Indenture.
20. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
The parties hereto have agreed that any suit, action or proceeding arising out of or based upon the Indenture or the Notes may be instituted in any New York state or U.S. federal court in The City of New York, New York; provided that the Company agrees that any suit, action, or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any court sitting in the City of Buenos Aires, the BASE’s Arbitral Tribunal, and any competent court in the place of its corporate domicile. The parties hereto have irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury, any objection they may now or hereafter have to the laying of venue of any such proceeding, and any claim they may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum and any right to the jurisdiction of any other courts to which any of them may be entitled, on account of place of residence or domicile. The Company has appointed CT Corporation System, as its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any New York state or U.S. federal court in The City of New York, New York. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to it or any of their property, the Company has irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Notes.
Nothing in the preceding paragraph shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:
Tarjeta Naranja S.A.
Calle Sucre 541
City of Cordoba,
Province of Cordoba, Argentina
Attention: Susana Bergero or Silvia Santiso
Fax No.: (03-51) 420-9779

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Print or type assignee’s name, address and zip code)
(Insert assignee’s Social Security or Tax I.D. Number)
and irrevocably appoint  _____  to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _____	Your Signature:

(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

[To be attached to Global Notes only]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

	Amount of	Amount of	Principal Amount	Signature of
	decrease in	increase in	of this Global	authorized
	Principal Amount	Principal Amount	Note following	signatory of
Decrease	of this Global	of this Global	such decrease or	Trustee or Note
or Increase	Note	Note	increase	Custodian

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 3.7 or Section 3.11 of the Indenture, check either box:

☐	☐
Section 3.7	Section 3.11
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.7 or Section 3.11 of the Indenture, state the principal amount (which must be in amounts of US$2,000 or in an integral multiple of U.S.$1,000 thereof) that you want to have purchased by the Company: U.S.$

Date: _____	Your Signature

(Sign exactly as your name appears on the other side of the Note)

Tax Identification No.:

Signature Guarantee:
(Signature must be guaranteed)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

EXHIBIT B
FORM OF CERTIFICATE FOR TRANSFER TO QIB

[Date]

[CUSIP _____]
[ISIN _____]
[Common Code _____]
[Trustee Address]

Re:	[_____]% Senior Notes due [_____] (the “Notes”)
of Tarjeta Naranja S.A. (the “Company”)
Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of [______] (as amended and supplemented from time to time, the “Indenture”), among the Company, The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (the “Trustee”), Banco de Valores, S.A., as Argentine registrar, paying agent and transfer agent and representative of the Trustee in Argentina and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent and transfer agent. Capitalized terms used herein but not defined herein shall have the respective meanings given them in the Indenture.
This letter relates to U.S.$  _____  aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Global Note: which represents an interest in a Regulation S Global Note] beneficially owned by the undersigned (the “Transferor”) to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.
In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

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You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

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EXHIBIT C
FORM OF CERTIFICATE FOR TRANSFER
PURSUANT TO REGULATION S

[Date]

[CUSIP _____]
[ISIN _____]
[Common Code _____]
[Trustee Address]

Re:	[_____]% Senior Notes due [_____] (the “Notes”)
of Tarjeta Naranja S.A. (the “Company”)
Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of [_____] (as amended and supplemented from time to time, the “Indenture”), among the Company, The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (the “Trustee”), Banco de Valores, S.A., as Argentine registrar, paying agent and transfer agent and representative of the Trustee in Argentina and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent and transfer agent. Capitalized terms used herein but not defined herein shall have the respective meanings given them in the Indenture and/or in Regulation S (as defined below), as applicable.
In connection with our proposed sale of U.S.$_____ aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note: , which represent an interest in a 144A Global Note] beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
(a) the offer of the Notes was not made to a person in the United States;
(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

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(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
(e) we are the beneficial owner of the principal amount of Notes being transferred.
In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

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EXHIBIT D
FORM OF CERTIFICATE FOR TRANSFER
PURSUANT TO RULE 144

[Date]

[CUSIP _____]
[ISIN _____]
[Common Code _____]
[Trustee Address]

Re:	[_____]% Senior Notes due [______] (the “Notes”)
of Tarjeta Naranja S.A. (the “Company”)
Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of [                    ] (as amended and supplemented from time to time, the “Indenture”), among the Company, The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (the “Trustee”), Banco de Valores, S.A., as Argentine registrar, paying agent and transfer agent and representative of the Trustee in Argentina and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent and transfer agent. Capitalized terms used herein but not defined herein shall have the respective meanings given them in the Indenture.
In connection with our proposed sale of U.S.$_____ aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note: , which represent an interest in a 144A Global Note] beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

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EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
FOR SUBSIDIARY GUARANTEE
This Supplemental Indenture, dated as of [_____] (this “Supplemental Indenture”), among [name of Restricted Subsidiary], a [_____] [corporation] [limited liability company] (the “Subsidiary Guarantor”), Tarjeta Naranja S.A., a sociedad anónima organized and existing under the laws of Argentina, The Bank of New York Mellon, as Trustee, Banco de Valores, S.A., as Argentine registrar, paying agent and transfer agent and representative of the Trustee in Argentina and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent and transfer agent under the Indenture referred to below.
W I T N E S S E T H:
WHEREAS, the Company and the Trustee, among other parties, have heretofore executed and delivered an Indenture, dated as of [_____] (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of [_____]% Senior Notes due 20[_____] of the Company (the “Notes”);
WHEREAS, pursuant to Section 3.12 of the Indenture, the Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to certain Indebtedness of the Company or any other Restricted Subsidiary of the Company, or to incur certain Indebtedness unless, in any such case such Restricted Subsidiary executes and delivers to the Trustee a Subsidiary Guarantee pursuant to which such Restricted Subsidiary shall unconditionally guarantee, jointly and severally with any other Subsidiary Guarantors’, the Company’s full and prompt payment of the Obligations (as defined in the Indenture) in respect of the Indenture and the Notes; and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to supplement the Indenture, without the consent of any Holder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
DEFINITIONS
Defined Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture.

AGREEMENT TO BE BOUND; GUARANTEE
Agreement to be Bound. The Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Subsidiary Guarantor hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
Subsidiary Guarantee.
The Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations (such guaranteed Obligations, the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Obligations may be modified in any manner, extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this supplemental indenture notwithstanding any modification, extension or renewal of any Obligation. Each Subsidiary Guarantor hereby agrees to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under any Subsidiary Guarantee.
Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.
The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.
Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against each Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of:
the unpaid amount of such Obligations then due and owing; and
accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).
Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand:
the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby; and
in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of its Subsidiary Guarantee.
Waivers. The Subsidiary Guarantor hereby waives (to the fullest extent permitted by applicable law) presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Subsidiary Guarantor waives notice of any default under the Notes or the Obligations. The obligations of the Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; or (vi) any change in the ownership of the Company.
The Subsidiary Guarantor further expressly waives irrevocably and unconditionally:
Any right it may have to first require any Holder to proceed against, initiate any actions before a court of law or any other judge or authority, or enforce or complete the enforcement of any other rights or security (or apply as payment on such security) or claim, or complete any claim for, payment from the Company or any other Person (including any Subsidiary Guarantor or any other guarantor) before claiming from it under this Supplemental Indenture;

Any right to which it may be entitled to have the assets of the Company or any other Person (including any Subsidiary Guarantor or any other guarantor) first be used, applied or depleted as payment of the Company’s or the Subsidiary Guarantors’ obligations under the Indenture, prior to any amount being claimed from or paid by any of the Subsidiary Guarantors thereunder;
Any right to which it may be entitled to have claims hereunder divided between the Subsidiary Guarantors or between any Subsidiary Guarantors and the Company; and
[Any rights and benefits set forth in the following provisions of Argentine law: Articles 480, 481 and 482 of the Argentine Commercial Code and Articles 1990, 2020 and 2021 (other than with respect to defenses or motions based on documented payment (pago), reduction (quita), extension (espera) or release or remission (remisión), 2012, 2013 and 2024 (beneficios de excusión y división), 2025, 2026, 2029, 2043, 2046 and 2050 of the Argentine Civil Code.]1 [TO BE INCLUDED FOR ANY ARGENTINE SUBSIDIARY GUARANTOR]
Limitation on Liability; Termination, Release and Discharge.
The obligations of each Subsidiary Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the Obligations not constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under applicable law.
Each Subsidiary Guarantor shall be released and relieved of its obligations under its Subsidiary Guarantee in the event that:
there is a sale or other disposition of Capital Stock of such Subsidiary Guarantor or all or substantially all of the assets of such Subsidiary Guarantor are sold or otherwise disposed of (including by way of merger or consolidation), following which such Subsidiary Guarantor is no longer a direct or indirect Subsidiary (other than a Receivables Subsidiary) of the Company;
such Subsidiary Guarantor is designated as an Unrestricted Subsidiary in accordance with the Indenture;
there is a Legal Defeasance or Covenant Defeasance of the Notes as described under Section 8.1 of the Indenture; or
the Indebtedness, the Incurrence of which gave rise to such Restricted Subsidiary’s obligation to provide such Subsidiary Guarantee, has been repaid in full or otherwise discharged or is no longer in excess of the threshold contemplated above.

[1]	Subject to review by Argentine counsel.

provided that such transaction is carried out pursuant to, and in accordance with, the applicable provisions of the Indenture.
Right of Contribution. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount, based on the net assets of each Subsidiary Guarantor determined in accordance with the relevant Argentine accounting standard. The provisions of this Section 2.5 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.
No Subrogation. Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in cash of all Obligations. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full in cash, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly endorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.
MISCELLANEOUS
Notices. Any notice or communication delivered to the Company under the provisions of the Indenture shall constitute notice to the Subsidiary Guarantor.
Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
Governing Law, etc. This Supplemental Indenture shall be governed by the provisions set forth in Section 10.6 of the Indenture.
Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforce ability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforeeability.
Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.
Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.
The Trustee. The recitals in this Supplemental Indenture are made by the Company and the Subsidiary Guarantor only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TARJETA NARANJA S.A.
By:
Name:
Title:

[NAME OF SUBSIDIARY GUARANTOR], as Subsidiary Guarantor
By:
Name:
Title:

THE BANK OF NEW YORK MELLON as Trustee
By:
Name:
Title:

EXHIBIT F
FORM OF GUARANTEE TO BE ANNEXED TO THE NOTES
GUARANTEE
OF
[SUBSIDIARY GUARANTOR]
For value received, [name of Subsidiary Guarantor] (including any successor Person under the Indenture (the “Indenture”) referred to in the Note to which this Guarantee is annexed, the “Subsidiary Guarantor”) hereby unconditionally guarantees, on a senior unsecured basis (such guarantee being referred to herein as the “Subsidiary Guarantee”):
(1) the full and punctual payment of the principal of and interest (including any Additional Amounts) on such Note when and as the same shall become due and payable, whether at Stated Maturity, upon declaration of acceleration or redemption or otherwise, all in accordance with and subject to the terms of such Note and of the Supplemental Indenture, dated as of the date hereof, to the Indenture to which the Subsidiary Guarantor is a party (the “Supplemental Indenture”), and all other amounts payable by the Company under the Indenture; and
(2) in case of the failure of the Company punctually to make any such payment, the Subsidiary Guarantor hereby agrees to pay or cause such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon declaration of acceleration or redemption or otherwise, and as if such payment were made by the Company.
This Subsidiary Guarantee shall be effective in accordance with the provisions of the Supplemental Indenture and its terms shall be evidenced therein. All terms used in this Subsidiary Guarantee that are defined in the Indenture or the Supplemental Indenture shall have the meanings assigned to them therein.
The obligations under this Subsidiary Guarantee are, to the extent and in the manner provided in the Supplemental Indenture and the Indenture, equal in right of payment with all other existing and future senior unsecured obligations of the Subsidiary Guarantor, subject to certain statutory preferences under applicable law.
No director, officer, employee, direct or indirect shareholder or incorporator, as such, of the Subsidiary Guarantor shall have any liability for any obligations of the Subsidiary Guarantor under this Subsidiary Guarantee or for any claim based on, in respect or by reason of such obligations or its creation.
This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes to which this Subsidiary Guarantee is annexed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.
This Subsidiary Guarantee shall be governed by, and construed in accordance with, the law of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Company, and matters relating to the legal requirements necessary in order for the Notes to qualify as “negotiable obligations” under Argentine law, shall be governed by the Negotiable Obligations Law and any other applicable Argentine laws and regulations.

F-1

[NAME OF SUBSIDIARY GUARANTOR]
By:
Name:
Title:

F-2